EXECUTION VERSION
Published Deal CUSIP Number: 91529LAG9
Published Revolving Facility CUSIP Number: 91529LAH7

AMENDED AND RESTATED CREDIT AGREEMENT

among

UNUM GROUP,
as Borrower,

THE LENDERS NAMED HEREIN,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, L/C Agent, Fronting Bank and Swingline Lender

BANK OF AMERICA, N.A.,
CITIBANK, N.A.,
and
JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents

and

REGIONS BANK
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents,

$500,000,000 Revolving Credit Facility

WELLS FARGO SECURITIES, LLC,
CITIBANK GLOBAL MARKETS INC.,
JPMORGAN CHASE BANK, N.A.,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Joint Lead Arrangers and Joint Bookrunners

Dated as of April 29, 2019

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Page

ARTICLE I
DEFINITIONS

1.1	Defined Terms	1
1.2	Accounting Terms; GAAP and SAP	25
1.3	Other Terms; Construction	25
1.4	Divisions	26
1.5	Rates	26

ARTICLE II
AMOUNT AND TERMS OF THE CREDIT

2.1	Commitments	26
2.2	Borrowing	27
2.3	Disbursements; Funding Reliance; domicile of Loans	30
2.4	Evidence of Debt; Notes	31
2.5	Letters of Credit	31
2.6	Termination and Reduction of Commitments and Swingline Commitment	42
2.7	Mandatory Payments and Prepayments	43
2.8	Voluntary Prepayments	43
2.9	Interest	44
2.10	Fees	45
2.11	Interest Periods	46
2.12	Conversions and Continuations	47
2.13	Method of Payments; Computations; Apportionment of Payments	48
2.14	Recovery of Payments	51
2.15	Use of Proceeds	51
2.16	Pro Rata Treatment	51
2.17	Increased Costs; Change in Circumstances; Illegality	52
2.18	Taxes	55
2.19	Compensation	59
2.20	Replacement of Lenders; Mitigation of Costs	60
2.21	Increase in Commitments	61
2.22	Defaulting Lenders	63
2.23	Extension of Commitment Termination Date	67

ARTICLE III
CONDITIONS PRECEDENT

3.1	Conditions Precedent to the Closing Date	68
3.2	Conditions to All Credit Extensions	71

i

(Continued)

Page

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1	Corporate Organization and Power	72
4.2	Authorization; Enforceability	72
4.3	No Violation	73
4.4	Governmental and Third-Party Authorization; Permits	73
4.5	Insurance Licenses	73
4.6	Litigation	73
4.7	Taxes	74
4.8	Subsidiaries	74
4.9	Full Disclosure	74
4.10	Margin Regulations	75
4.11	No Material Adverse Effect	75
4.12	Financial Matters	75
4.13	Ownership of Properties	76
4.14	ERISA	76
4.15	Compliance with Laws	77
4.16	Investment Company Act	77
4.17	Insurance	77
4.18	Senior Debt Status	77
4.19	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	77

ARTICLE V
AFFIRMATIVE COVENANTS

5.1	Financial Statements	78
5.2	Other Business and Financial Information	80
5.3	Maintenance of Existence; Conduct of Business	81
5.4	Compliance with Laws	81
5.5	Payment of Obligations	81
5.6	Insurance	82
5.7	Maintenance of Books and Records; Inspection	82
5.8	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions	82

(Continued)

Page

ARTICLE VI
FINANCIAL COVENANTS

6.1	Maximum Consolidated Indebtedness to Total Capitalization	83
6.2	Minimum Consolidated Net Worth	83

ARTICLE VII
NEGATIVE COVENANTS

7.1	Fundamental Changes	83
7.2	Subsidiary Indebtedness	84
7.3	Liens	85
7.4	Restricted Payments	87
7.5	Transactions with Affiliates	87
7.6	Lines of Business	87
7.7	Fiscal Year	88
7.8	Accounting Changes	88

ARTICLE VIII
EVENTS OF DEFAULT

8.1	Events of Default	88
8.2	Remedies: Termination of Commitments, Acceleration, etc	90
8.3	Remedies; Set-Off	91

ARTICLE IX
THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority	92
9.2	Rights as a Lender	92
9.3	Exculpatory Provisions	92
9.4	Reliance by Administrative Agent	93
9.5	Delegation of Duties	94
9.6	Resignation of Administrative Agent	94
9.7	Non-Reliance on Administrative Agent and Other Lenders	95
9.8	Administrative Agent May File Proofs of Claim	95
9.9	Issuing Bank and Swingline Lender	95
9.10	No Other Duties, etc	96
9.11	Lender ERISA Matters	96

(Continued)

ARTICLE X
MISCELLANEOUS

10.1	Expenses; Indemnity; Damage Waiver	97
10.2	Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process	99
10.3	Waiver of Jury Trial	100
10.4	Notices; Effectiveness; Electronic Communication	100
10.5	Amendments, Waivers, etc	102
10.6	Successors and Assigns	103
10.7	No Waiver	108
10.8	Survival	108
10.9	Severability	109
10.10	Construction	109
10.11	Confidentiality	109
10.12	Counterparts; Integration; Effectiveness	110
10.13	No Fiduciary Relationship Established By Credit Documents	110
10.14	Judgment Currency	111
10.15	Disclosure of Information	111
10.16	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	111
10.17	PATRIOT Act Notice	112
10.18	Amendment and Restatement; No Novation	112

EXHIBITS

Exhibit A-1	Form of Note
Exhibit A-2	Form of Syndicated Letter of Credit
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Swingline Borrowing
Exhibit B-3	Form of Notice of Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Financial Condition Certificate
Exhibit F	Form of Lender Joinder Agreement
Exhibit G-1	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

(Continued)

Exhibit G-4	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 4.5	Licenses
Schedule 4.8	Subsidiaries
Schedule 7.2	Indebtedness
Schedule 7.3	Liens

v

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 29th day of April, 2019, is made among UNUM GROUP, a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Agent, the Fronting Bank and Swingline Lender.
BACKGROUND STATEMENT
The Borrower, the Administrative Agent, L/C Agent, Fronting Bank, Swingline Lender and the Lenders are parties to that certain Credit Agreement, dated as of August 29, 2013 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), providing for a $400,000,000 revolving credit facility for the Borrower. The Borrower desires that the Existing Credit Agreement be amended and restated in its entirety in order to, among other things, increase the principal amount of the revolving credit facility to $500,000,000 and extend the maturity thereof. The Administrative Agent, L/C Agent, Fronting Bank, Swingline Lender and the Lenders have agreed to amend and restate the Existing Credit Agreement, on the terms and conditions set forth in this Agreement. This Agreement constitutes a continuation, and not a novation, of the Existing Credit Agreement as amended and restated hereby.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

Article I
DEFINITIONS
1.1    Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):
“Account Designation Letter” means a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.
“Additional Commitment Lender” has the meaning assigned thereto in Section 2.23(a)(iii).
“Additional Lender” has the meaning given to such term in Section 2.21(a).

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“Adjusted Base Rate” means, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Percentage for Base Rate Loans in effect at such time.
“Adjusted LIBOR Rate” means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate for the applicable Interest Period for such LIBOR Loan plus the Applicable Percentage for LIBOR Loans in effect at such time.
“Administrative Agent” means Wells Fargo, in its capacity as administrative agent appointed under Section 9.1, or any successor administrative agent.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent to each Lender.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, neither the Administrative Agent, the Issuing Banks nor any Lender shall be deemed an “Affiliate” of the Borrower.
“Agent Parties” has the meaning given to such term in Section 10.4(c).
“Aggregate Credit Exposure” means, at any time, the sum of (i) the aggregate principal amount of Revolving Loans outstanding at such time, (ii) the aggregate Letter of Credit Exposure of all Lenders at such time and (iii) the aggregate principal amount of Swingline Loans outstanding at such time.
“Agreement” means this Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning given to such term in Section 10.14.
“Annual Statement” means, with respect to any Insurance Subsidiary of the Borrower, the annual financial statements of such Person as required to be filed with any Insurance Regulatory Authority of competent jurisdiction, prepared in conformity with SAP and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries (including the Securitization Subsidiary and its Wholly Owned Subsidiaries) concerning or relating to money laundering, bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries (including the Securitization Subsidiary and its Wholly Owned Subsidiaries) related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C.

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§§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Percentage” means, from time to time, the following percentages per annum, based on the Debt Rating as set forth below:

Pricing Level	Debt Rating (S&P / Moody’s)	Commitment Fee	LIBOR Loans / Letter of Credit Fee	Base Rate Loans
I	A-/A3 and above	0.125%	1.125%	0.125%
II	BBB+/Baa1	0.150%	1.250%	0.250%
III	BBB/Baa2	0.200%	1.500%	0.500%
IV	BBB-/Baa3	0.250%	1.750%	0.750%
V	BB+/Ba1 and below	0.300%	2.000%	1.000%
“Debt Rating” means, as of any date of determination, the rating as determined by S&P and Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (i) if the respective Debt Ratings issued by the foregoing rating agencies differ by one Pricing Level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being the lowest); (ii) if there is a split in Debt Ratings of more than one Pricing Level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (iii) if the Borrower has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (iv) if the Borrower does not have any Debt Rating, Pricing Level V shall apply.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.
“Arrangers” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement).
“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of the Borrower, the chief executive officer, chief financial officer, treasurer or any other officer of the Borrower duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

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“Availability Period” means the period from and including the Closing Date to but excluding the Commitment Termination Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., and all regulations from time to time promulgated thereunder.
“Bankruptcy Event” means the occurrence of an Event of Default pursuant to Section 8.1(f) or Section 8.1(g).
“Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime commercial lending rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, (iii) the LIBOR Rate for an Interest Period of one month plus 1%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate and (iv) 0%; provided that clause (iii) shall not be applicable during any period in which either (1) any of the circumstances provided in Section 2.17(f) shall have occurred and be continuing, or (2) the LIBOR Rate is unavailable or unascertainable.
“Base Rate Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning given to such term in the introductory paragraph hereof.
“Borrower Materials” has the meaning given to such term in Section 5.1(d).
“Borrowing” means the incurrence by the Borrower (including as a result of conversions

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and continuations of outstanding Loans pursuant to Section 2.12) on a single date of a group of Loans pursuant to Section 2.2 of a single Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.
“Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market.
“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease of such Person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding the foregoing or any other provision contained in this Agreement or in any Credit Document, any obligations related to a lease (whether now or hereafter existing) that would be accounted for by such Person as an operating lease in accordance with GAAP without giving effect to Accounting Standards Update No. 2016-02 issued by the FASB (whether or not such lease exists as of the Closing Date or is thereafter entered into) shall be accounted for as an operating lease and not a capital lease or finance lease for all purposes under this Agreement and the Credit Documents.
“Cash Collateral Account” has the meaning given to such term in Section 2.5(f).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank(s) and the Lenders, as collateral for the Letter of Credit Exposure or obligations of Lenders to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if the Administrative Agent, the Borrower and the applicable Issuing Banks shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, (iii) time deposits and certificates of deposit maturing within 270 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America

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or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody’s, (iv) repurchase obligations with a term not exceeding 30 days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types and (vi) investments of a type substantially similar to the foregoing approved by the Administrative Agent.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.
“Closing Date” has the meaning given to such term in Section 3.1.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, with respect to any Lender at any time, the commitment of such Lender to make Loans to the Borrower, to Issue and/or participate in Letters of Credit, and to participate in Swingline Loans for the account of the Borrower in an aggregate principal amount up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.6(c) as such Lender’s “Commitment,” in either case, as such amount may be reduced or increased at or prior to such time pursuant to the terms hereof.
“Commitment Fee” has the meaning given to such term in Section 2.10(b).
“Commitment Increase” has the meaning given to such term in Section 2.21(a).
“Commitment Increase Date” has the meaning given to such term in Section 2.21(c).
“Commitment Termination Date” means April 29, 2024, as such date may be extended from time to time with respect to any Lender pursuant to Section 2.23(a) (or if such day is not a Business Day, the immediately preceding Business Day), or such earlier date of termination of the Commitments pursuant to Section 2.6 or Section 8.2.

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“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Indebtedness” means, at any time, the aggregate Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of calculating the financial covenants set forth in Article VI, Consolidated Indebtedness shall not include (i) the obligation of the Borrower or any Insurance Subsidiary under letters of credit to the extent undrawn supporting the liability of the Borrower or such Insurance Subsidiary in respect of any Primary Policy or Reinsurance Agreement underwritten by such Subsidiary or supporting the obligations of any Subsidiary in its capacity as a reinsurer under any Reinsurance Agreement with respect to credit for reinsurance, (ii) the obligations of the Borrower or any of its Subsidiaries under any Hybrid Equity Securities, but solely to the extent treated as equity by S&P and to the extent that the total book value of such Hybrid Equity Securities does not exceed 15% of Total Capitalization, (iii) the Securitization Indebtedness, and (iv) the obligations of the Borrower or any Subsidiary (A) to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property) or (B) to return collateral consisting of securities arising out of or in connection with the loan by the Borrower or its Subsidiaries of securities owned or held by the Borrower or its Subsidiaries; and provided further that only the net termination obligations of the Borrower and any trust or other special purpose entity created by the Borrower under any Hedge Agreements shall be included as Consolidated Indebtedness. For the purpose of calculating Consolidated Indebtedness, Hybrid Equity Securities shall be treated in a manner consistent with S&P’s treatment of such Hybrid Equity Securities as of the later of (x) the date of such Hybrid Equity Securities’ issuance or (y) the Closing Date.
“Consolidated Net Income” means, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period and as reflected on the consolidated financial statements of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means, at any time, the consolidated stockholders’ equity of the Borrower and its Subsidiaries determined in accordance with GAAP and as reflected on the consolidated financial statements of the Borrower and its Subsidiaries excluding (i) any accumulated other comprehensive income balance according to FASB Accounting Standards Codification 220, (ii) all amounts in respect of any change in the fair value of embedded derivatives associated with funds withheld or modified coinsurance arrangements, (iii) any Disqualified Equity Interests, and (iv) the amount of the capital associated with the non-recourse debt of the Securitization Subsidiary owned, directly or indirectly, by the Borrower.
“Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” have correlative meanings.

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“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.
“Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Fee Letters and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower with respect to this Agreement.
“Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of all Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Swingline Exposure at such time and (iii) such Lender’s Letter of Credit Exposure at such time.
“Credit Extension” means any of the following: (i) a Borrowing and (ii) the Issuance of any Letter of Credit.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, rehabilitation, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (i) has failed to (x) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (y) pay to the Administrative Agent, the L/C Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans and funding obligations under Syndicated Letters of Credit) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Debtor Relief Law, (y) had appointed for it a receiver, custodian, conservator, trustee,

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administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the Fronting Bank, the Swingline Lender and each Lender.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Equity Interest referred to in clause (i) or (ii) above, in each case under clause (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Final Maturity Date; provided, however, that only the portion of any Equity Interest that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be a Disqualified Equity Interest.
“Dollars” or “$” means dollars of the United States of America.
“Domestic Insurance Subsidiary” means any Domestic Subsidiary that is also an Insurance Subsidiary.
“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.6(b)(i), (iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(i) and (iii)).
“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including, without limitation, administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “claims”), including, without limitation, (i) any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment; provided, however, with respect to any such claims, a Unum Party shall have either been served with legal process or otherwise shall have received written notice of such claims.
“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.
“Equity Interests” means, with respect to any Person, shares of capital stock of, or any partnership, membership, limited liability company, trust or other ownership or profit interests in, such Person, together with (i) warrants, options or other rights for the purchase or other acquisition from such Person of any of the foregoing, (ii) securities convertible into or exchangeable for any of the foregoing or warrants, options or other rights for the purchase or other acquisition from such Person of any such securities, and (iii) any other ownership or profit interests in such Person, in each case, whether voting or nonvoting, and whether or not any of the foregoing are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Unum Party, is treated as (i) a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.
“ERISA Event” means any of the following: (i) a “reportable event” as defined in Section 4043(c) of ERISA with respect to a Plan or, if any Unum Party or any ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a “reportable event” regardless of the issuance of any waiver), (ii) the application by any Unum Party or any ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by any Unum Party or any ERISA Affiliate of any Withdrawal Liability, or the receipt by any Unum Party or any ERISA Affiliate of notice from a Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by any Unum Party or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Unum Party or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against any Unum Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, (vii) the imposition upon any Unum Party or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of any Unum Party or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan, or (viii) the engaging in or otherwise becoming liable for a Prohibited Transaction by any Unum Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning given to such term in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, and all rules and regulations from time to time promulgated thereunder.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes; (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (y) such

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Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f); and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Commitment Termination Date” has the meaning assigned thereto in Section 2.23(a).
“Existing Credit Agreement” has the meaning given to such term in the Background Statement.
“Existing Letters of Credit” means those letters of credit issued and outstanding under the Existing Credit Agreement as of the Closing Date and continued under this Agreement as Letters of Credit issued hereunder.
“Extension Date” has the meaning assigned thereto in Section 2.23(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Fee Letters” means any letter agreement between the Borrower and the Administrative Agent, an Arranger, and/or the Fronting Bank with respect to fees payable in connection with this Agreement.
“Final Expiry Date” means the date when the Final Maturity Date has occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been indefeasibly paid in full.
“Final Maturity Date” means the first anniversary of the Commitment Termination Date.

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“Financial Condition Certificate” means a fully completed and duly executed certificate in the form of Exhibit E.
“Financial Officer” means, with respect to the Borrower, the chief executive officer, chief financial officer, chief investment officer or treasurer of the Borrower.
“fiscal quarter” means a fiscal quarter of the Borrower and its Subsidiaries.
“fiscal year” means a fiscal year of the Borrower and its Subsidiaries.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States, each state thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to the Fronting Bank, such Defaulting Lender’s Letter of Credit Exposure with respect to Letters of Credit issued by the Fronting Bank other than such portion of such Defaulting Lender’s Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure with respect to outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fronting Bank” means Wells Fargo, in its capacity as an issuer of Participated Letters of Credit.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Agreement” means any funding agreement issued by the Borrower or any Subsidiary to a Federal Home Loan Bank, provided that such funding agreement (i) does not qualify as financial leverage by either S&P or Moody’s, and (ii) is eligible for treatment as a funding agreement, rather than borrowed money, pursuant to both GAAP and SAP.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time (subject to the provisions of Section 1.2).
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including any insurance regulatory authority), self-regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty Obligation” means, with respect to any Person, at the time of determination, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation

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(the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (y) for the payment or discharge of any such primary obligation or (z) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.
“Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.
“Historical Statutory Statements” has the meaning given to such term in Section 4.12(b).
“Hybrid Equity Securities” shall mean any hybrid preferred securities consisting of trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities that are shown on the consolidated financial statements of the Borrower as liabilities and (i) treated at least partially as equity by S&P, and (ii) that, by its terms (or by the terms of any security into which it is convertible for or which it is exchangeable) or upon the happening of any event or otherwise, does not mature or is not mandatorily redeemable or is not

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subject to any mandatory repurchase requirement, at any time on or prior to the date which is six months after the Final Maturity Date.
“Increasing Lender” has the meaning given to such term in Section 2.21(a).
“Indebtedness” means, with respect to any Person, at the time of determination (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and not past due based on customary practices in the trade), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Equity Interests issued by such Person, with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien, provided that, Indebtedness shall not include payment or performance guaranties by any Unum Party of the obligations of any Insurance Subsidiary under Primary Policies, Reinsurance Agreements or Retrocession Agreements which are entered into in the ordinary course of business.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Indemnitee” has the meaning given to such term in Section 10.1(b).
“Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary or the Borrower, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.
“Insurance Subsidiary” means any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be

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regulated thereby in accordance with the Requirements of Law of its jurisdiction of domicile.
“Interest Period” has the meaning given to such term in Section 2.11.
“Invested Assets” means cash, Cash Equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices of the International Chamber of Commerce, as in effect from time to time.
“Issue” means, with respect to any Letter of Credit, to issue, to amend or to extend the expiry of, or to renew or increase the Stated Amount of, such Letter of Credit; and the terms “Issued”, “Issuing” and “Issuance” have correlative meanings.
“Issuing Bank” means (i) with respect to any Participated Letter of Credit, the Fronting Bank and (ii) with respect to a Syndicated Letter of Credit, the Lenders who have Issued such Syndicated Letter of Credit.
“Judgment Currency” has the meaning given to such term in Section 10.14.
“L/C Advance” has the meaning given to such term in Section 2.5(b)(vi).
“L/C Agent” means Wells Fargo.
“L/C Disbursement” means (i) with respect to any Participated Letter of Credit, a payment made by the Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, a payment made by an Issuing Bank pursuant thereto.
“L/C Disbursement Date” means, with respect to each L/C Disbursement made under any Letter of Credit, if the Borrower receives notice from the Administrative Agent of any L/C Disbursement prior to 2:00 p.m. on any Business Day, such Business Day and if such notice is received after 2:00 p.m. on any Business Day, the following Business Day.
“L/C Reimbursement Amount” has the meaning given to such term in Section 2.5(a)(vii).
“Lender” means each Person signatory hereto as a “Lender” and each other Person that becomes a “Lender” hereunder pursuant to Section 2.20(a) or Section 10.6.
“Lender Joinder Agreement” means a joinder agreement in the form of Exhibit F.
“Lending Office” means, with respect to any Lender, the office of such Lender designated by it as such in such Lender’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining

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different Types of Loans and Letters of Credit, and, with respect to LIBOR Loans and Letters of Credit, such office may be a domestic or foreign branch or Affiliate of such Lender.
“Letter of Credit” means any standby letter of credit Issued hereunder, whether Issued as a Syndicated Letter of Credit or Participated Letter of Credit, and “Letters of Credit” means all of the foregoing.
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, such Letter of Credit, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.
“Letter of Credit Exposure” means, at any time for each Lender, such Lender’s Ratable Share of the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all outstanding Reimbursement Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, or any similar rule or law to which the Letter of Credit is subject or any similar express term of the Letter of Credit, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Fee” has the meaning given to such term in Section 2.10(c).
“Letter of Credit Notice” means a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as the context may require.
“Letter of Credit Sublimit” means $100,000,000 or, if less, the aggregate Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof, it being understood that the Letter of Credit Sublimit is part of, and not in addition to, the aggregate Commitments.
“LIBOR Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.
“LIBOR Rate” means, for any day, subject to the implementation of a Replacement Rate in accordance with Section 2.17(f), with respect to any LIBOR Loan (or, as applicable for purposes of determining the Base Rate with respect to any Base Rate Loan) for any Interest Period, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business

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Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall the LIBOR Rate (including, without limitation, any Replacement Rate with respect thereto) be less than zero and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.17(f), in the event that a Replacement Rate with respect to the LIBOR Rate is implemented then all references herein to the LIBOR Rate shall be deemed references to such Replacement Rate.
“Licenses” has the meaning given to such term in Section 4.5.
“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.
“Loans” shall mean any or all of the Revolving Loans and the Swingline Loans.
“Margin Stock” has the meaning given to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect upon (i) the business, assets, liabilities (actual or contingent), operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its payment or other material obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.
“Material Subsidiaries” means, collectively, each Subsidiary of the Borrower that is a “significant subsidiary” as such term is defined in Regulation S-X, excluding the Securitization Subsidiary.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which any Unum Party or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment to any Credit Document that (i) requires the approval of all Lenders (or all Lenders directly affected thereby) in accordance with the terms of Section 10.5 and (ii) has been approved by the Required Lenders.
“Non-Extending Lender” has the meaning assigned thereto in Section 2.23(a)(i).

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“Note” means any promissory note of the Borrower in the form of Exhibit A-1 prepared in accordance with Section 2.4(d).
“Notice Date” has the meaning assigned thereto in Section 2.23(a)(i).
“Notice of Borrowing” has the meaning given to such term in Section 2.2(a).
“Notice of Conversion/Continuation” has the meaning given to such term in Section 2.12(b).
“Notice of Swingline Borrowing” has the meaning given to such term in Section 2.2(c).
“Obligations” means all principal of and interest (including interest and fees accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable Debtor Relief Laws, whether or not the claim for such interest and fees is allowed in such proceeding) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, the L/C Agent, any Issuing Bank, the Swingline Lender, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20(b)).
“Outstanding Loans” has the meaning given to such term in Section 2.21(e).
“Participant” has the meaning given to such term in Section 10.6(e).
“Participant Register” has the meaning given to such term in Section 10.6(e).
“Participated L/C Honor Date” has the meaning given to such term in Section 2.5(b)(v).

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“Participated Letter of Credit Notice” has the meaning given to such term in Section 2.5(b)(ii).
“Participated Letter of Credit Sublimit” means $30,000,000 or, if less, the aggregate Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof, it being understood that the Participated Letter of Credit Sublimit is part of, and not in addition to, the aggregate Commitments.
“Participated Letters of Credit” means Letters of Credit Issued by the Fronting Bank under Section 2.5(b)(i).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, and all rules and regulations from time to time promulgated thereunder.
“Payment Office” means the office of the Administrative Agent designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent may designate to the Lenders and the Borrower for such purpose from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Permitted Liens” has the meaning given to such term in Section 7.3.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which any Unum Party or any ERISA Affiliate may have any liability.
“Platform” has the meaning given to such term in Section 5.1(d).
“Primary Policies” means any insurance policies issued by an Insurance Subsidiary.
“Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning given to such term in Section 5.1(d).
“Quarterly Statement” means, with respect to any Insurance Subsidiary or the Borrower,

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the quarterly financial statements of such Person as required to be filed with any Insurance Regulatory Authority of competent jurisdiction, prepared in conformity with SAP and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.
“Ratable Share” of any amount means, at any time for each Lender, a percentage obtained by dividing such Lender’s Commitment at such time by the aggregate Commitments then in effect, provided that, if the Commitment Termination Date has occurred, the Ratable Share of each Lender shall be determined by dividing such Lender’s Credit Exposure by the Aggregate Credit Exposure as of any date of determination.
“Recipient” means (i) the Administrative Agent, (ii) any Lender and (iii) any Issuing Bank, as applicable.
“Refunded Swingline Loans” has the meaning given to such term in Section 2.2(d).
“Register” has the meaning given to such term in Section 10.6(d).
“Regulations D, T, U and X” mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.
“Reimbursement Obligations” means the obligation of the Borrower to reimburse the applicable Issuing Banks and the Lenders for any payment made by such Issuing Banks and the Lenders under, or in respect of, any Letter of Credit, together with interest thereon payable as provided herein.
“Reinsurance Agreement” means any agreement, contract, treaty, policy, certificate or other arrangement whereby any reinsurer agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Replacement Rate” has the meaning set forth in Section 2.17(f).
“Required Lenders” means, (a) prior to the Commitment Termination Date, Lenders having Commitments representing more than 50% of the aggregate Commitments at such time, or (b) on and after the Commitment Termination Date, the Lenders holding outstanding Credit Exposure (excluding Swingline Loans), representing more than 50% of the Aggregate Credit Exposure at such time. The Commitment of, and the portion of the outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other

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Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.
“Reserve Requirement” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Resignation Effective Date” has the meaning given to such term in Section 9.6(a).
“Responsible Officer” means, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof directly responsible for the administration of the obligations of the Borrower in respect of this Agreement or any other Credit Document.
“Retrocession Agreement” means any agreement, treaty, certificate or other arrangement whereby any Subsidiary cedes to another insurer all or part of such Subsidiary’s liability under a policy or policies of insurance reinsured by such Subsidiary.
“Revolving Loans” has the meaning given to such term in Section 2.1.
“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s).
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates.
“SAP” means, with respect to any Insurance Subsidiary or the Borrower, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its

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jurisdiction of domicile, consistently applied and maintained, as in effect from time to time, subject to the provisions of Section 1.2.
“Securitization” means any securitization or monetization arrangement involving the Securitization Subsidiary with respect to obligations arising out of or relating to Securitized Assets.
“Securitization Indebtedness” means Indebtedness for borrowed money of the Securitization Subsidiary incurred in connection with a Securitization; provided that such Indebtedness is recourse only to the assets of such Securitization Subsidiary.
“Securitization Subsidiary” means Northwind Holdings, LLC, so long as Northwind Holdings, LLC is engaged in securitization transactions.
“Securitized Assets” means Primary Policies, Reinsurance Agreements and Retrocession Agreements.
“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Document related thereto, provides for one or more automatic increases in the amount available to be drawn thereunder, the Stated Amount of such Letter of Credit shall be deemed to be the maximum amount available to be drawn thereunder after giving effect to all such increases, whether or not such maximum amount is in effect at such time.
“Subsidiary” means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Borrower. The term “Subsidiary” excludes the Securitization Subsidiary and its Wholly Owned Subsidiary, except as expressly set forth herein.
“Swingline Commitment” means the lesser of (i) $50,000,000 and (ii) the Unutilized Commitment of Wells Fargo.
“Swingline Exposure” means, with respect to any Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.2(d) to refund, or to purchase participations pursuant to Section 2.2(e) in, Swingline Loans that are outstanding at such time.
“Swingline Lender” means Wells Fargo in its capacity as maker of Swingline Loans.
“Swingline Loans” has the meaning given to such term in Section 2.1(b).

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“Syndicated L/C Honor Date” has the meaning given to such term in Section 2.5(a)(vii).
“Syndicated Letter of Credit Notice” has the meaning given to such term in Section 2.5(a)(ii).
“Syndicated Letters of Credit” means Letters of Credit Issued under Section 2.5(a)(i), which shall be substantially in the form of Exhibit A-2 or in such other form as may be agreed upon by the Borrower and the L/C Agent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Capitalization” means, as of any date of determination, the sum of (i) Consolidated Net Worth as of such date, (ii) Consolidated Indebtedness (but excluding any Hybrid Equity Securities) as of such date and (iii) the obligations of any Unum Party under any Hybrid Equity Securities as of such date.
“Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of shareholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).
“Type” means with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.
“Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code, each as reported in the most recent annual report for such Plan.
“United States” and “U.S.” mean the United States of America.
“Unum Parties” means, collectively, the Borrower and the Borrower’s Subsidiaries.
“Unutilized Commitment” means, at any time for each Lender, such Lender’s Commitment less the sum of (i) the outstanding principal amount of Loans made by such Lender (ii) such Lender’s Swingline Exposure and (iii) such Lender’s Letter of Credit Exposure.
“Unutilized Swingline Commitment” means, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.18(g)(ii)(B)(3).

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“Wells Fargo” means Wells Fargo Bank, National Association.
“Wells Notice” means, with respect to any Person, a written notice by the staff of the Securities and Exchange Commission (the “SEC”) to the effect that the staff has completed an investigation of such Person and intends to recommend that the SEC take enforcement action against such Person in respect of alleged securities laws violations.
“Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Equity Interests of such Subsidiary is owned, directly or indirectly, by such Person.
“Withholding Agent” means the Borrower or the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Accounting Terms; GAAP and SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities and any other accounting rule to the contrary shall be disregarded.
1.3    Other Terms; Construction.
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s

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successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    All references to IRS Forms shall be deemed to include any successor form to any such IRS Form.
(c)    All references herein to the Lenders or any of them shall be deemed to include the Fronting Bank, the Issuing Banks and the Swingline Lender unless specifically provided otherwise or unless the context otherwise requires.
(d)    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.4    Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.5    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate”.
ARTICLE II

AMOUNT AND TERMS OF THE CREDIT
2.1    Commitments.
(a)    Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Revolving Loan,” and collectively, the “Revolving Loans”) to the Borrower from time to time on any Business Day during the Availability Period; provided that no Lender shall be obligated to make any Revolving Loan if, immediately after giving effect thereto (and to any concurrent repayment of Swingline Loans with proceeds of Revolving Loans made pursuant to such Borrowing), (x) the Credit Exposure of any Lender would exceed its Commitment at such time or (y) the Aggregate Credit Exposure would exceed the aggregate Commitments at such time. Within the foregoing limits, and subject to and on the terms and conditions hereof, the

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Borrower may borrow, repay and reborrow Revolving Loans.
(b)    The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Swingline Loan,” and collectively, the “Swingline Loans”) to the Borrower, from time to time on any Business Day during the Availability Period in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment, provided that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, (x) the Credit Exposure of any Lender (other than the Swingline Lender) would exceed its Commitment at such time, (y) the Aggregate Credit Exposure would exceed the aggregate Commitments at such time or (z) if any Lender is at such time a Defaulting Lender hereunder, unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swingline Lender’s risk with respect to such Lender, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to such Lender’s Ratable Share of such Swingline Loan. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to Section 2.2(e)) and reborrow Swingline Loans.
2.2    Borrowing.
(a)    The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans, provided that (i) the Swingline Loans shall be made and maintained as Base Rate Loans and (ii) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type. In order to make a Borrowing (other than (x) Borrowings of Swingline Loans, which shall be made pursuant to Section 2.2(c), (y) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.2(d), or (z) continuations or conversions of outstanding Loans made pursuant to Section 2.12), the Borrower shall deliver to the Administrative Agent a fully executed, irrevocable notice of borrowing in the form of Exhibit B‑1 (the “Notice of Borrowing”) no later than 11:00 a.m. three Business Days prior to each Borrowing of LIBOR Loans and not later than 10:00 a.m. on the same Business Day prior to each Borrowing of Base Rate Loans. Upon its receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the proposed borrowing. Notwithstanding anything to the contrary contained herein:
(i)    each Borrowing of Base Rate Loans shall be in a principal amount not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each Borrowing of LIBOR Loans shall be in a principal amount not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, in each case if less than the minimum amount, in the amount of the aggregate Unutilized Commitments);
(ii)    if the Borrower shall have failed to designate the Type of Loans in a Notice of Borrowing, then the Loans shall be made as Base Rate Loans; and
(iii)    if the Borrower shall have failed to specify an Interest Period to be applicable

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to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period of one month.
(b)    Not later than 1:00 p.m. on the requested Borrowing Date, each Lender will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to its Ratable Share of such requested Borrowing as its Loan or Loans. Upon satisfaction or waiver of the applicable conditions set forth in Section 3.2 (and, if such Borrowing is to occur on the Closing Date, Section 3.1), the Administrative Agent will make the proceeds of the Loans available to the Borrower in accordance with Section 2.3(a) by causing an amount of like funds equal to the amount received from the Lenders to be credited to an account of the Borrower.
(c)    In order to make a Borrowing of a Swingline Loan, the Borrower will give the Administrative Agent (and the Swingline Lender, if the Swingline Lender is not also the Administrative Agent) written notice not later than 3:00 p.m. on the date of such Borrowing. Each such notice (each, a “Notice of Swingline Borrowing”) shall be given in the form of Exhibit B-2, shall be irrevocable and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 5:00 p.m. on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, upon satisfaction or waiver of the applicable conditions set forth in Section 3.2 (and, if such Borrowing is to occur on the Closing Date, Section 3.1), the Administrative Agent will make such amount available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.
(d)    With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Lender) and each other Lender (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m. one Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting the Lenders to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m. on the requested Borrowing Date, each Lender (other than the Swingline Lender) will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to its Ratable Share of the Refunded Swingline Loans. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment

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of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender’s Ratable Share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by Section 2.16(b).
(e)    If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to Section 2.2(d) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Swingline Lender), and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its Ratable Share of the unpaid amount thereof together with accrued interest thereon. Upon one Business Day’s prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent. In the event any such Lender fails to make available to the Administrative Agent the amount of such Lender’s participation as provided in this Section 2.2(e), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three Business Days and thereafter at the Adjusted Base Rate plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender’s Ratable Share of such payment.
(f)    Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Swingline Loans pursuant to Section 2.2(d) and each such Lender’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.2(e) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii)

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the failure of the amount of such Borrowing of Revolving Loans to meet the minimum Borrowing amount specified in Section 2.2(a), or (iv) the failure of any conditions set forth in Section 3.2 or elsewhere herein to be satisfied.
2.3    Disbursements; Funding Reliance; Domicile of Loans.
(a)    The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing it makes in accordance with the terms of any written instructions from any Authorized Officer of the Borrower, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent its Ratable Share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its Ratable Share of the applicable Borrowing to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (ii) in the case of a payment to be made by the Borrower, the Adjusted Base Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan made on the applicable Borrowing Date and such payment shall absolve any obligation of the Borrower in respect of any demand made under this Section in respect of such Loan. Any payment by the Borrower under this Section 2.3(b) shall be without prejudice to any claim the Borrower may have against any Lender that shall have failed to make such payment to the Administrative Agent.
(c)    The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 10.1(c) are several and not joint. The failure of any Lender to make any such Loan, fund its participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, fund its participation or to make any such payment required hereunder.
(d)    Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the

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terms of this Agreement.
2.4    Evidence of Debt; Notes.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the applicable Lending Office of such Lender resulting from each Credit Extension made by such Lending Office of such Lender, including the amounts of principal and interest payable and paid to such Lending Office of such Lender in respect of its Loans from time to time under this Agreement.
(b)    The Administrative Agent shall maintain the Register pursuant to Section 10.6(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the date and amount of each applicable L/C Disbursement made under a Letter of Credit, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan, (iv) the amount of any Reimbursement Obligation or interest due and payable or to become due and payable from the Borrower to each Lender and the Issuing Banks and (v) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s Ratable Share thereof.
(c)    The entries made in the Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to Section 2.4(a)) shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) its Obligations under this Agreement.
(d)    The Loans made by each Lender shall, if requested by any Lender (which request shall be made to the Administrative Agent), be evidenced by a Note, executed by the Borrower and payable to such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.
2.5    Letters of Credit.
(a)    Syndicated Letters of Credit.
(i)    General. Each Lender agrees, on and subject to the terms and conditions of this Agreement, to Issue Letters of Credit as Syndicated Letters of Credit for the account of the Borrower in Dollars from time to time during the Availability Period. Absent the prior written consent of each Issuing Bank, no Syndicated Letter of Credit may be Issued that would vary the several and not joint nature of the obligations of the Issuing Banks thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be Issued by all of the Issuing Banks acting through the L/C Agent, at the time of Issuance as a single multi-bank letter of credit, but the obligation of each Issuing Bank thereunder shall be several and not joint, in the amount of its Ratable Share of the Stated Amount of such

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Syndicated Letter of Credit.
(ii)    Notice of Issuance. To request the Issuance of a Syndicated Letter of Credit, the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Agent) to the L/C Agent and the Administrative Agent (which will promptly notify the Lenders) at least three Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the L/C Agent) a notice in a form reasonably acceptable to the L/C Agent (a “Syndicated Letter of Credit Notice”) requesting the Issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with Section 2.5(a)(iii)), the amount of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Syndicated Letter of Credit, it being understood and agreed that Syndicated Letters of Credit may be extended and renewed in accordance with Section 2.5(a)(iii). If requested by the L/C Agent, the Borrower shall submit a letter of credit application on the L/C Agent’s standard form (with such changes as the L/C Agent shall reasonably deem appropriate) in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by the Borrower to the L/C Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.
(iii)    Expiration of Syndicated Letters of Credit. Each Syndicated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the Issuance of such Syndicated Letter of Credit or (ii) the Final Maturity Date; provided, however, that at the Borrower’s request a Syndicated Letter of Credit shall provide by its terms, and on terms reasonably acceptable to the L/C Agent, for renewal for successive periods of one year or less (but not beyond the Final Maturity Date) unless and until the L/C Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Syndicated Letter of Credit no later than the time specified in such Syndicated Letter of Credit (which the L/C Agent shall do only if (A) the L/C Agent has determined that it would not be permitted, or would have no obligation, at such time to Issue such Syndicated Letter of Credit in its revised form (as extended) under the terms hereof, or (B) the L/C Agent has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the applicable non-extension notice date from the Administrative Agent that (1) the Required Lenders have elected not to permit such extension or (2) one or more of the applicable conditions under Section 3.2 (other than the delivery of a Letter of Credit Notice) is not then satisfied). The L/C Agent shall promptly provide a copy of any such notice to the Borrower.
(iv)    Obligation of Lenders. The obligation of any Issuing Bank under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such Issuing Bank’s Ratable Share of the aggregate Stated Amount of such Syndicated

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Letter of Credit at the time such Syndicated Letter of Credit is Issued, and each Syndicated Letter of Credit shall expressly so provide. No increase of Commitments under Section 2.21 or assignment of Commitments under Section 2.20 or Section 10.6 shall change or affect the liability of any Issuing Bank under any outstanding Syndicated Letter of Credit until such Syndicated Letter of Credit is amended giving effect to such increase, assignment or reallocation, as the case may be. The failure of any Issuing Bank to make any L/C Disbursement in respect of any Syndicated Letter of Credit on any date shall not relieve any other Issuing Bank of its corresponding obligation, if any, hereunder to do so on such date, but no Issuing Bank shall be responsible for the failure of any other Issuing Bank to make its L/C Disbursement in respect of any Syndicated Letter of Credit.
(v)    Issuance Administration. Each Syndicated Letter of Credit shall be executed and delivered by the L/C Agent in the name and on behalf of, and as attorney-in-fact for, each Issuing Bank, and the L/C Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the L/C Agent shall act, as the agent of each such Issuing Bank to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such Issuing Bank and the Borrower that a valid drawing has been made and the date that the related L/C Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the L/C Agent shall have no obligation or liability for any L/C Disbursement under such Syndicated Letter of Credit (other than as an Issuing Bank), and each Syndicated Letter of Credit shall expressly so provide. Each Issuing Bank hereby irrevocably appoints and designates the L/C Agent as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such Issuing Bank each Syndicated Letter of Credit to be Issued by such Issuing Bank hereunder and to take such other actions contemplated by this Section 2.5(a)(v). Promptly upon the request of the L/C Agent, each Issuing Bank will furnish to the L/C Agent such additional powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the L/C Agent has the power to act as attorney-in-fact for such Issuing Bank to execute and deliver such Syndicated Letter of Credit.
(vi)    Disbursement Procedures. The L/C Agent shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time specified in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The L/C Agent shall promptly after such examination and before such L/C Disbursement notify each applicable Issuing Bank and the Borrower of such demand for payment. With respect to any demand for payment made under a Syndicated Letter of Credit which the L/C Agent has informed the applicable Issuing Banks is valid, each such Issuing Bank will promptly make an L/C Disbursement in respect of such Syndicated Letter of Credit in accordance with the amount

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of its liability under such Syndicated Letter of Credit and this Agreement, such L/C Disbursement to be made to the account of the L/C Agent most recently designated by it for such purpose by notice to the Issuing Banks. The L/C Agent will make such L/C Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such L/C Disbursement. Promptly following any L/C Disbursement by any Issuing Bank in respect of any Syndicated Letter of Credit, the L/C Agent will notify the Borrower of such L/C Disbursement.
(vii)    Reimbursement. The Borrower agrees that it shall reimburse the applicable Issuing Banks in respect of L/C Disbursements made under Syndicated Letters of Credit by paying to the Administrative Agent an amount in Dollars equal to the aggregate amount of each L/C Disbursement (the “L/C Reimbursement Amount”) no later than 2:00 p.m. on the Business Day following the L/C Disbursement Date (the “Syndicated L/C Honor Date”) with respect to such Syndicated Letter of Credit together with interest thereon payable as provided in Section 2.5(e). If the Borrower fails to reimburse the Issuing Banks the L/C Reimbursement Amount on the Syndicated L/C Honor Date, so long as the conditions set forth in Section 3.2 (other than the delivery of a Notice of Borrowing) are satisfied and subject to the amount of the Unutilized Commitments, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Syndicated L/C Honor Date in an amount equal to the L/C Reimbursement Amount, without regard to the minimum and multiples specified in Section 2.2(a)(i) for the principal amount of Borrowings, and the L/C Disbursements of each of the Issuing Banks shall be deemed to have satisfied their obligation to fund their Ratable Share of such Borrowing.
(b)    Participated Letters of Credit.
(i)    General. The Fronting Bank agrees, on and subject to the terms and conditions of this Agreement and in reliance upon the agreements of the Lenders set forth in this Section 2.5(b), to Issue Letters of Credit as Participated Letters of Credit for the account of the Borrower in Dollars from time to time during the Availability Period. Each Participated Letter of Credit shall be in a form customarily used or otherwise approved by the Borrower and the Fronting Bank.
(ii)    Notice of Issuance. To request the Issuance of a Participated Letter of Credit, the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the Fronting Bank and Administrative Agent) to the Fronting Bank and the Administrative Agent (which will promptly notify the Lenders) at least three Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the Fronting Bank) a notice in a form reasonably acceptable to the Fronting Bank (a “Participated Letter of Credit Notice”) requesting the Issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Participated Letter of Credit is to expire (which shall comply with Section 2.5(b)(iii)), the amount of such Participated Letter of Credit, the

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name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Participated Letter of Credit, it being understood and agreed that Participated Letters of Credit may be extended and renewed in accordance with Section 2.5(b)(iii). If requested by the Fronting Bank, the Borrower shall submit a letter of credit application on the Fronting Bank’s standard form (with such changes as the Fronting Bank shall reasonably deem appropriate) in connection with any request for a Participated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by the Borrower to the Fronting Bank relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.
(iii)    Expiration of Participated Letters of Credit. Each Participated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the Issuance of such Participated Letter of Credit or (ii) the Final Maturity Date; provided, however, that at the Borrower’s request a Participated Letter of Credit shall provide by its terms, and on terms reasonably acceptable to the Fronting Bank, for renewal for successive periods of one year or less (but not beyond the Final Maturity Date) unless and until the Fronting Bank shall have delivered prior written notice of nonrenewal to the beneficiary of such Participated Letter of Credit no later than the time specified in such Participated Letter of Credit (which the Fronting Bank shall do only if (A) the Fronting Bank has determined that it would not be permitted, or would have no obligation, at such time to Issue such Participated Letter of Credit in its revised form (as extended) under the terms hereof, or (B) the Fronting Bank has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the applicable non-extension notice date from the Administrative Agent that (1) the Required Lenders have elected not to permit such extension or (2) one or more of the applicable conditions under Section 3.2 (other than the delivery of a Letter of Credit Notice) is not then satisfied). The Fronting Bank shall promptly provide a copy of any such notice to the Borrower and the Administrative Agent.
(iv)    Participations. By the Issuance of a Participated Letter of Credit by the Fronting Bank (including any Existing Letters of Credit continued and deemed Issued as Participated Letters of Credit as of the Closing Date) and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank hereby grants to each Lender in respect of such Participated Letter of Credit, and each such Lender hereby acquires from the Fronting Bank, a participation in such Participated Letter of Credit in an amount equal to the amount of such Lender’s Ratable Share of the Stated Amount of such Participated Letter of Credit and the Borrower’s reimbursement obligations with respect thereto. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Letter of Credit or the existence of a Default or Event of Default or reduction or termination of the aggregate Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the

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Administrative Agent, for the account of the Fronting Bank, the amount of such Lender’s Ratable Share of each L/C Disbursement made by the Fronting Bank in respect of any Participated Letter of Credit promptly upon the request of the Fronting Bank at any time from the time such L/C Disbursement is made until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be disgorged or refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.5(b)(vi), the Administrative Agent shall distribute such payment to the Fronting Bank or, to the extent that any Lender has made payments pursuant to this paragraph to reimburse the Fronting Bank, then to such Lenders and the Fronting Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Fronting Bank for any L/C Disbursement made by it shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement. Notwithstanding anything in this Agreement to the contrary, effective upon the increase of the Commitments pursuant to Section 2.21, each Lender’s participation in any Participated Letter of Credit outstanding on such date shall be automatically adjusted to reflect its Ratable Share after giving effect to such increase.
(v)    Disbursement Procedures; Reimbursement.
(A)    The Fronting Bank shall, within a reasonable time following its receipt thereof (and, in any event, within any time specified in the text of the relevant Participated Letters of Credit Issued by it), examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The Fronting Bank shall promptly after such examination notify the Administrative Agent and the Borrower of such demand for payment and whether the Fronting Bank has made or will make a L/C Disbursement thereunder.
(B)    The Borrower agrees that it shall reimburse the Fronting Bank in respect of any L/C Disbursement made under the Borrower’s Participated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the amount of such L/C Disbursement no later than 2:00 p.m. on the Business Day following the L/C Disbursement Date (the “Participated L/C Honor Date”) with respect to such Participated Letter of Credit together with interest thereon payable as provided in Section 2.5(e). If the Borrower fails to so reimburse the Lenders by such time, the Administrative Agent shall promptly notify each Lender of the amount of the L/C Reimbursement Amount, and the amount of such Lender’s Ratable Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Participated L/C Honor Date in an amount equal to the L/C Reimbursement Amount, without regard to the minimum and multiples specified in Section 2.2(a)(i) for the principal amount of Borrowings, but subject to the amount of the Unutilized Commitments, and subject to the conditions set forth in Section 3.2 (other than the delivery of a Notice of Borrowing), and each Lender shall fund its Ratable Share of such Borrowing as set forth in Section 2.2(b). If the Borrower is unable to request a Borrowing of Base Rate Loans because it

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cannot satisfy each of the conditions set forth in Section 3.2 (other than the delivery of a Notice of Borrowing) or for any other reason, each Lender shall fund its L/C Advance as set forth in Section 2.5(b)(vi).
(vi)    Funding of Participations. If the Borrower shall fail to reimburse the Fronting Bank for any L/C Disbursement on the Participated L/C Honor Date, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and the amount of such Lender’s Ratable Share thereof. Each Lender shall upon such notice make funds available to the Administrative Agent in Dollars for the account of the Fronting Bank at the Payment Office in an amount equal to the amount of its Ratable Share of the unpaid L/C Disbursement (such amount, its “L/C Advance”) not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Fronting Bank for the amount of any payment made by the Fronting Bank under such Participated Letter of Credit, together with interest as provided herein. If any Lender fails to make available to the Administrative Agent for the account of the Fronting Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5(b)(vi), the Fronting Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Fronting Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Fronting Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.5(b)(vi) shall be conclusive absent manifest error. Until a Lender funds its L/C Advance pursuant to this Section 2.5(b)(vi) to reimburse the Fronting Bank for any L/C Disbursement made by it, interest in respect of such Lender’s L/C Advance shall be solely for the account of the Fronting Bank.
(vii)    Repayment of Participations.
(A)    At any time after the Fronting Bank has made a payment under any Participated Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.5(b)(vi), if the Administrative Agent receives for the account of the Fronting Bank any payment in respect of the related unpaid L/C Disbursement or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Ratable Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(B)    If any payment received by the Administrative Agent for the account of the Fronting Bank pursuant to Section 2.5(b)(v) is required to be returned under any of the circumstances described in Section 2.14 (including pursuant to any settlement entered into by the Fronting Bank in its discretion), each Lender shall pay

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to the Administrative Agent for the account of the Fronting Bank its Ratable Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
(viii)    Failure to Make L/C Advances. The failure of any Lender to make the L/C Advance to be made by it on the date specified in Section 2.5(b)(vi) shall not relieve any other Lender of its obligation hereunder to make its L/C Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the L/C Advance to be made by such other Lender on such date.
(c)    Conditions Precedent to the Issuance of Letters of Credit. Each Issuing Bank (and the L/C Agent, on behalf of the Issuing Banks) shall be under no obligation to Issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuance of such Letter of Credit or any law applicable to such Issuing Bank or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank or any Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to it as of the Closing Date;
(ii)    immediately after giving effect thereto, the Aggregate Credit Exposure would exceed the aggregate Commitments at such time;
(iii)    immediately after giving effect thereto, the aggregate Letter of Credit Exposure would exceed the Letter of Credit Sublimit at such time;
(iv)    with respect to the Issuance of a Participated Letter of Credit, immediately after giving effect thereto, the aggregate Letter of Credit Exposure in respect of Participated Letters of Credit would exceed the Participated Letter of Credit Sublimit at such time;
(v)    the L/C Agent or the Fronting Bank, as the case may be, shall have delivered the written notice of nonrenewal described in Section 2.5(a)(iii) or Section 2.5(b)(iii) with respect to such Letter of Credit;
(vi)    the L/C Agent or the Fronting Bank, as the case may be, shall have actual knowledge, or shall have received notice from any Lender prior to the Issuance of such Letter of Credit that one or more of the applicable conditions under Section 3.2 is not then satisfied (or has not been waived in writing as required herein);
(vii)    the expiry date of such Letter of Credit would occur more than twelve months after the date of Issuance or last extension unless the Required Lenders have approved such

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expiry date in writing as required pursuant to Section 10.5;
(viii)    the expiry date of such Letter of Credit occurs after the Final Maturity Date, unless all of the Lenders have approved such expiry date in writing as required pursuant to Section 10.5;
(ix)    such Letter of Credit is not substantially in form and substance reasonably acceptable to the L/C Agent or the Fronting Bank, as applicable;
(x)    such Letter of Credit is denominated in a currency other than Dollars; or
(xi)    with respect to the issuance of a Participated Letter of Credit, any Lender is at that time a Defaulting Lender, unless the Fronting Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Fronting Bank (in its sole discretion) with such Lender and/or the Borrower to eliminate the Fronting Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iii)) with respect to such Defaulting Lender as it may elect in its sole discretion.
(d)    Obligations Absolute. The Reimbursement Obligations of the Borrower with respect to an L/C Disbursement under any Letter of Credit and the obligations of any Lender to reimburse the Fronting Bank with respect to any L/C Disbursement made by the Fronting Bank under any Participated Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and any Letter of Credit Document under all circumstances, including the following circumstances:
(i)    any lack of validity or enforceability of this Agreement, any other Credit Document, any Letter of Credit Document or any other agreement or instrument relating thereto;
(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to or departure from all or any of the Letter of Credit Documents;
(iii)    the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, the L/C Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any other Letter of Credit Document or any unrelated transaction;
(iv)    any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment by any Issuing Bank under a Letter of Credit against presentation

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of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;
(vi)    any payment made by any Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vii)    any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations of the Borrower; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor, other than as may be expressly set forth in this Agreement.
None of the Administrative Agent, the L/C Agent, any Issuing Bank or any Lender or any of their Related Parties shall have any liability or responsibility to the Borrower by reason of or in connection with the Issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing and the other provisions of this Section 2.5(d) shall not be construed to excuse the Administrative Agent, the L/C Agent, any Issuing Bank or any Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the gross negligence or willful misconduct of the Administrative Agent, the L/C Agent, such Issuing Bank or such Lender, as determined by a court of competent jurisdiction by final and nonappealable judgment, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(e)    Interest. Unless the Borrower reimburses each L/C Disbursement made in respect of Letters of Credit issued for its account in full on the date such L/C Disbursement is made, the unpaid amount of the Reimbursement Obligation thereof shall bear interest from the date of each L/C Disbursement until such amount shall be paid in full at the rate per annum then applicable to Base Rate Loans (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date of such L/C Disbursement). The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of this Section.
(f)    Collateralization of Letters of Credit.
(i)    If (i) as of the Commitment Termination Date, any Letter of Credit may for any reason remain outstanding, (ii) at any time, the Aggregate Credit Exposure shall exceed

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the aggregate Commitments (after giving effect to any concurrent termination or reduction thereof) pursuant to Section 2.7(b) or (iii) any Event of Default occurs and is continuing and the Administrative Agent requires the Borrower to Cash Collateralize the aggregate Letter of Credit Exposure pursuant to Section 8.2(c), the Borrower shall deliver to the Administrative Agent as Cash Collateral an amount in cash equal to 103% of the aggregate Stated Amount of all Letters of Credit of the Borrower outstanding at such time (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) or, in the case of clause (ii) above, an amount in cash equal to such excess. The Administrative Agent shall deposit such cash in a special collateral account of the Borrower pursuant to arrangements satisfactory to the Administrative Agent (such account, the “Cash Collateral Account”) for the benefit of the Administrative Agent, the Issuing Banks and the Lenders.
(ii)    The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the Letter of Credit Exposure of the Borrower, and for application to its aggregate Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Issuing Banks and the Lenders, and the Borrower shall have no interest therein except as set forth in clause (iii) of this Section 2.5(f). Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the sole discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in the Cash Collateral Account.
(iii)    In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the applicable Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in any Cash Collateral Account (including interest and profits) after the expiration of the Letters of Credit of the Borrower and reimbursement in full of the Issuing Banks for all of their respective obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations of the Borrower in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide Cash Collateral pursuant to Section 2.7(b), such amount (including interest and profits), to the extent not applied as aforesaid, shall be returned to the Borrower, provided that after giving effect to such return (i) the Aggregate Credit Exposure would not exceed the aggregate Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the

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Borrower within three Business Days after all Events of Default have been cured or waived.
(g)    Use of Letters of Credit. The Letters of Credit shall be available and the Borrower agrees that any Letters of Credit shall be used to support obligations of the Borrower or any Subsidiary under any Primary Policies or Reinsurance Agreements underwritten by such Subsidiary, the obligations of any Subsidiary as a reinsurer under any Reinsurance Agreement with respect to credit for reinsurance, and for its general corporate purposes.
(h)    Existing Letters of Credit. The Borrower, the Fronting Bank and the Lenders agree that, as of the Closing Date, each Existing Letter of Credit issued for the account of the Borrower and outstanding on the Closing Date will continue and be deemed Issued under this Agreement for the account of the Borrower as a Participated Letter of Credit. There are no Syndicated Letters of Credit outstanding under the Existing Credit Agreement as of the Closing Date.
2.6    Termination and Reduction of Commitments and Swingline Commitment.
(a)    The aggregate Commitments shall be automatically and permanently terminated on the Commitment Termination Date. The Swingline Commitment shall be automatically and permanently terminated on the Commitment Termination Date.
(b)    At any time and from time to time after the date hereof, upon not less than three Business Days’ prior written notice to the Administrative Agent (and in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments or the Unutilized Swingline Commitment; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 ($500,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 in the case of the Unutilized Swingline Commitment), and applied ratably among the Lenders according to their respective Commitments. Any such notice delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or its effectiveness deferred by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The amount of any termination or reduction made under this Section 2.6(b) may not thereafter be reinstated. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Commitments pursuant to this Section 2.6 that has the effect of reducing the aggregate Commitments to an amount less than the amount of the Swingline Commitment, the Letter of Credit Sublimit and/or the Participated Letter of Credit Sublimit at such time shall result in an automatic corresponding reduction of the Swingline Commitment, the Letter of Credit Sublimit and/or the Participated Letter of Credit Sublimit, as the case may be, to the amount of the aggregate Commitments (as so reduced), without any further action on the part of the Borrower, the Issuing Banks, the Swingline Lender or any other Lender.
(c)    All fees accrued in respect of the Unutilized Commitments until the effective date of any termination thereof shall be paid on the effective date of such termination.

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2.7    Mandatory Payments and Prepayments.
(a)    Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower shall repay to the Lenders the aggregate outstanding principal of the Revolving Loans on the Commitment Termination Date. The aggregate outstanding principal of each Swingline Loan shall be due and payable in full on the earlier of (i) the date 10 Business Days after such Swingline Loan is made and (ii) the Commitment Termination Date.
(b)    In the event that, at any time, the Aggregate Credit Exposure (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately upon notice from the Administrative Agent prepay (i) the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans and (ii) the outstanding principal amount of the Revolving Loans in the amount of such excess. To the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for the aggregate Letter of Credit Exposure, as more particularly described in Section 2.5(f), and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount. Each payment or prepayment pursuant to the provisions of this Section 2.7 shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each. Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.19 to be paid as a consequence thereof.
2.8    Voluntary Prepayments.
(a)    At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, together with accrued interest to the date of prepayment, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m. three Business Days prior to each intended prepayment of LIBOR Loans and one Business Day prior to each intended prepayment of Base Rate Loans (other than Swingline Loans, which may be prepaid on a same-day basis), provided that (i) each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 and $100,000, respectively, in the case of Swingline Loans), (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.19 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans

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to be prepaid (and, in the case of LIBOR Loans, the Interest Period of such Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein, subject to any condition specified in such notice. Any such notice delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or its effectiveness deferred by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Revolving Loans and Swingline Loans prepaid pursuant to this Section 2.8(a) may be reborrowed, subject to the terms and conditions of this Agreement. In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.
(b)    Each prepayment of the Loans made pursuant to Section 2.8(a) shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.
2.9    Interest.
(a)    Subject to Section 2.9(b), each Loan shall bear interest on the outstanding principal amount thereof from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan and (iii) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Swingline Loan.
(b)    Upon the occurrence and during the continuance of any Default or Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g) and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans, all Reimbursement Obligations (to the extent not already bearing an additional 2% per annum pursuant to Section 2.5(e)) and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief under any Debtor Relief Law.
(c)    Accrued (and theretofore unpaid) interest in respect of any Loan shall be payable as follows:
(i)    in respect of each Base Rate Loan and Swingline Loan, in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date;

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(ii)    in respect of each LIBOR Loan, in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.11(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months’ duration been applicable to such LIBOR Loan;
(iii)    upon any payment of any Loan pursuant to Section 2.7 or Section 2.8 (other than the prepayment of a Base Rate Loan prior to the Commitment Termination Date), to the extent accrued on the amount being paid or prepaid; and
(iv)    in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.
(d)    Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.
(e)    The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.
2.10    Fees. The Borrower agrees to pay:
(a)    To the Arrangers, the Fronting Bank and the Administrative Agent, for their own respective accounts, the fees required under the Fee Letters to be paid to them and the Lenders in the amounts and at the times as required by the terms thereof;
(b)    To the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”), which shall accrue at a per annum rate equal to the Applicable Percentage in

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effect for such fee from time to time during each calendar quarter (or portion thereof) on such Lender’s Unutilized Commitment (excluding clause (ii) of the definition thereof for purposes of this Section 2.10(b) only), during the period from and including the date hereof to but excluding the Commitment Termination Date; provided, however, that no Commitment Fee shall accrue on the Unutilized Commitments of a Defaulting Lender during any period that such Lender shall be a Defaulting Lender. Accrued Commitment Fees shall be payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the date hereof and (ii) on the Commitment Termination Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day);
(c)    To the Administrative Agent, for the account of each Lender, a letter of credit fee (the “Letter of Credit Fee”) for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Lender’s Ratable Share of the average daily aggregate Stated Amount of Letters of Credit outstanding during such quarter; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Fronting Bank pursuant to Section 2.5(c)(xi) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Ratable Shares allocable to such Letter of Credit pursuant to Section 2.22(a)(iii), with the balance of such fee, if any, payable to the Fronting Bank for its own account. The Letter of Credit Fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date through the Final Maturity Date and (ii) on the Final Maturity Date;
(d)    To the Administrative Agent, for its own account, the annual administrative agent’s fee described in its Fee Letter, on the terms, in the amount and at the times set forth therein; and
(e)    To the Fronting Bank, for its own account, with respect to the Issuance of each Participated Letter of Credit hereunder, a fronting fee described in its Fee Letter, on the terms, in the amount and at the times set forth therein and, to the Fronting Bank and the L/C Agent, such reasonable fees and expenses as the Fronting Bank or L/C Agent customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.
2.11    Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:
(i)    all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

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(ii)    the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan, and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;
(iii)    LIBOR Loans may not be outstanding under more than four separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);
(iv)    if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the immediately preceding Business Day;
(v)    no Interest Period may be selected with respect to the Loans that would end after a scheduled date for repayment of principal of the Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;
(vi)    the Borrower may not select any Interest Period that expires after the Commitment Termination Date, with respect to Loans that are to be maintained as LIBOR Loans;
(vii)    if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and
(viii)    the Borrower may not select any Interest Period (and consequently, no LIBOR Loans shall be made) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.
2.12    Conversions and Continuations.
(a)    The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any such conversion of LIBOR Loans of the same Borrowing into Base Rate Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

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any such conversion of Base Rate Loans of the same Borrowing into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans of the same Borrowing shall reduce the outstanding principal amount of LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.19 to be paid as a consequence thereof, (y) no such conversion or continuation shall be permitted with regard to any Swingline Loans and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.
(b)    The Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m. three Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then-current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.
2.13    Method of Payments; Computations; Apportionment of Payments.
(a)    All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Administrative Agent, the Issuing Banks or the Lenders), at the Payment Office prior to 2:00 p.m. on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.11(iv) are applicable, such due date shall be the immediately preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

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(b)    The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s Ratable Share of such payment, and (ii) if such payment is received after 12:00 noon or in other than immediately available funds, the Administrative Agent will make available to each such Lender its Ratable Share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). Notwithstanding the foregoing or any contrary provision hereof, if any Lender shall fail to make any payment required to be made by it hereunder to the Administrative Agent, the Fronting Bank or the Swingline Lender, then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations to the Administrative Agent, the Fronting Bank or the Swingline Lender, as the case may be, until all such unsatisfied obligations are fully paid. If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its Ratable Share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Banks and Swingline Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Banks and Swingline Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders, the Issuing Banks or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders, the Issuing Banks or the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Banks, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans based on the prime commercial lending rate of the Administrative Agent, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

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(e)    Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 8.2 shall be applied by the Administrative Agent as follows:
(i)    first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;
(ii)    second, to the payment of any fees owed to the Administrative Agent and the Fronting Bank hereunder or under any other Credit Document;
(iii)    third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders, the Swingline Lender, the Issuing Banks and the L/C Agent in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;
(iv)    fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);
(v)    fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations);
(vi)    sixth, to Cash Collateralize Letter of Credit Exposure and to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents or otherwise and not repaid; and
(vii)    seventh, to the payment of the surplus (if any) to the Borrower or whomever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (y) all amounts shall be apportioned ratably among the Lenders, the Swingline Lender and the Issuing Banks in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above, and (z) to the extent that any amounts available for distribution pursuant to clause (v) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to Cash Collateralize Letter of Credit Exposure pursuant to Section 2.5(f).

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2.14    Recovery of Payments.
(a)    The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, the Swingline Lender, any Lender or any Issuing Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.
(b)    If any amounts distributed by the Administrative Agent to any Lender or any Issuing Bank are subsequently returned or repaid by the Administrative Agent to the Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by such Lender or such Issuing Bank, or pursuant to applicable Requirements of Law, such Lender or such Issuing Bank will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders or the Issuing Banks on the same basis as such amounts were originally distributed.
2.15    Use of Proceeds. The proceeds of the Loans shall be used to provide for the working capital and general corporate requirements of the Borrower and its Subsidiaries not in contravention of any Requirement of Law or any provision of this Agreement or any other Credit Document. Without limiting the generality of the foregoing, no proceeds from any Credit Extension shall be used, directly or, to the Borrower’s knowledge after due care and inquiry, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Anti-Money Laundering Laws or Sanctions applicable to any party hereto.
2.16    Pro Rata Treatment.
(a)    Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their Ratable Share (in the case of the initial making of the Loans) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of the Loans), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.
(b)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of

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its Loans and accrued interest thereon or other such Obligations greater than its Ratable Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other Obligations owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Reimbursement Obligations or Swingline Loans to any assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.16(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. If under any applicable Debtor Relief Law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.16(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.16(b) to share in the benefits of any recovery on such secured claim.
2.17    Increased Costs; Change in Circumstances; Illegality.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate) or any Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make or participate in any such Loan, or to increase the cost to such Lender, such

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Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, such Issuing Bank or other Recipient, the Borrower will pay to such Lender, such Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the calculation in reasonable detail of the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 2.17(a) or Section 2.17(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or such Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Unless and until a Replacement Rate is implemented in accordance with clause (f) below, if on or prior to the first day of any Interest Period, (x) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that Dollar deposits are

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not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will promptly so notify the Borrower and the Lenders. Upon such notice, (i) all then-outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies) and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.
(f)    Notwithstanding anything to the contrary in Section 2.17(e) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances described in Section 2.17(e)(x) or (e)(y) have arisen and that such circumstances are unlikely to be temporary, (ii) the LIBOR Rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market or (iii) the applicable supervisor or administrator (if any) of the LIBOR Rate or any Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used (or required to be published) for determining interest rates for loans in the U.S. syndicated loan market, then the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a replacement interest rate, giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace the LIBOR Rate for all purposes under this Agreement unless and until (A) an event described in Section 2.17(e)(x), (e)(y), (f)(i), (f)(ii) or (f)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders (directly, or through the Administrative Agent) notify the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate to effect the provisions of this Section 2.17(f). Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 10.5), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such

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Lender objects to such amendment. The Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent in a manner consistent with other credit facilities of the Administrative Agent with similarly situated borrowers (it being understood that any such modification shall not require the consent of, or consultation with, any of the Lenders). After any of the circumstances described in Section 2.17(f)(i), (f)(ii) or (f)(iii) have occurred, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, until a Replacement Rate has been determined, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
(g)    Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender determines in good faith that any Change in Law has or would have the effect of making it unlawful for such Lender or its applicable Lending Office to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.
(h)    Similar Treatment. Notwithstanding the foregoing Sections 2.17(a) and 2.17(b), no Lender, Issuing Bank or Recipient shall impose any costs specified therein or make any request for compensation pursuant thereto (or be entitled to any such additional costs) unless such Lender, Issuing Bank or Recipient is then generally imposing such cost upon or requesting such compensation from borrowers in connection with similar credit facilities containing similar provisions and at the time of such request certifies to the Borrower to the effect of the foregoing; provided such Lender, Issuing Bank or Recipient shall not be required to disclose any of its records or any other information that it deems confidential.
2.18    Taxes.
(a)    For purposes of this Section 2.18, the term “Lender” includes each Issuing Bank.
(b)    Any and all payments by or on account of any obligation of the Borrower under any

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Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.18(e).
(f)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.18, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.18(g)(ii)(A), 2.18(g)(ii)(B) and 2.18(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and

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withhold from such payment. Solely for purposes of this Section 2.18(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.18(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.18(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
2.19    Compensation. The Borrower will compensate each Lender upon demand for all losses (other than loss of Applicable Percentage), expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) the initial borrowing of a LIBOR Loan or continuation of, or conversion into a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.20(a) or any acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any

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payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section 2.19 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.19. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 2.19 by any Lender as to any additional amounts payable pursuant to this Section 2.19 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 2.19 of any such losses, expenses or liabilities shall be conclusive absent manifest error.
2.20    Replacement of Lenders; Mitigation of Costs.
(a)    If any Lender requests compensation under Sections 2.17(a) or 2.17(b), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender’s obligation to make or maintain LIBOR Loans has been suspended under Section 2.17(f) and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.20(b), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at is sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.17(a), 2.17(b) or 2.18) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Administrative Agent shall have received the assignment fee specified in Section 10.6(b)(iv);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, any L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.19) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a request for compensation under Sections 2.17(a) or 2.17(b) or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Requirements of Law; and

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(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(b)    If any Lender requests compensation under Sections 2.17(a) or 2.17(b), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender gives a notice pursuant to Section 2.17(f), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or L/C Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.17(a), 2.17(b) or 2.18, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.17(f), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as it so deems in good faith. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
2.21    Increase in Commitments.
(a)    The Borrower shall have the right, at any time and from time to time after the Closing Date but prior to the date 30 days prior to the Commitment Termination Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof; provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) immediately after giving effect to any Commitment Increase, the aggregate of all Commitment Increases effected after the Closing Date shall not exceed $200,000,000, and (iii) no existing Lender shall be obligated to increase its Commitment as a result of any request for a Commitment Increase by the Borrower unless it agrees in its sole discretion to do so.
(b)    Each Additional Lender must qualify as an Eligible Assignee (the approval of which by the Administrative Agent, the Swingline Lender and the Fronting Bank shall not be unreasonably withheld or delayed) and the Borrower and each Additional Lender shall execute a Lender Joinder Agreement together with all such other documentation as the Administrative Agent and the Borrower may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to evidence the Commitment of such Additional Lender and its status as a Lender hereunder.

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(c)    If the aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Commitment Increase Date,” which shall be a Business Day not less than 30 days prior to the Commitment Termination Date) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Commitment Increase Date. The Administrative Agent is hereby authorized, on behalf of the Lenders, to enter into any amendments to this Agreement and the other Credit Documents as the Administrative Agent shall reasonably deem appropriate to effect such Commitment Increase.
(d)    Notwithstanding anything set forth in this Section 2.21, no increase in the aggregate Commitments pursuant to this Section 2.21 shall be effective unless:
(i)    The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:
(A)    as to each Increasing Lender, evidence of its agreement to provide a portion of the Commitment Increase, and as to each Additional Lender, a duly executed Lender Joinder agreement together with all other documentation required by the Administrative Agent and the Borrower pursuant to Section 2.21(b);
(B)    an instrument, duly executed by the Borrower, acknowledging and reaffirming its obligations under this Agreement and the other Credit Documents;
(C)    a certificate of the secretary or an assistant secretary of the Borrower, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of the Borrower approving or consenting to such Commitment Increase;
(D)    a certificate of an Authorized Officer of the Borrower, certifying that (y) as of the Commitment Increase Date, all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects), both immediately before and after giving effect to the Commitment Increase and any Borrowings or Letters of Credit issued in connection therewith (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects), in each case as of such date), and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings or Letters of Credit issued in connection therewith and the application of the proceeds thereof);
(ii)    If there is a non-ratable increase in the aggregate Commitments, each outstanding Syndicated Letter of Credit shall have been amended giving effect to the reallocation of the Commitments or, if required, returned by each respective beneficiary to

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the Administrative Agent and cancelled and/or exchanged for a new or amended Syndicated Letter of Credit giving effect to the reallocated Commitments; and
(iii)    The conditions precedent set forth in Section 3.2 shall have been satisfied.
(e)    On the Commitment Increase Date, to the extent necessary to keep the outstanding Loans ratable in the event of any non-ratable increase in the aggregate Commitments, (i) all then outstanding Revolving Loans (the “Outstanding Loans”) shall, to the extent not then maintained as Base Rate Loans, automatically be converted into Base Rate Loans, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower may, if it so requests, convert any such Base Rate Loans into LIBOR Loans in the amounts and for the Interest Periods specified in a Notice of Conversion/Continuation delivered to the Administrative Agent in accordance with Section 2.12, (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s Ratable Share, calculated after giving effect to the Commitment Increase, of the Outstanding Loans and (z) such Lender’s Ratable Share, calculated without giving effect to the Commitment Increase, of the Outstanding Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s Ratable Share, calculated without giving effect to the Commitment Increase, of the Outstanding Loans and (z) such Lender’s Ratable Share, calculated after giving effect to the Commitment Increase, of the amount of the Outstanding Loans, (v) the Lenders shall be deemed to hold the Outstanding Loans ratably in accordance with their respective Commitment (calculated after giving effect to the Commitment Increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Outstanding Loans as of the Commitment Increase Date to the Lenders entitled thereto, and (vii) Schedule 1.1(a) shall automatically be amended to reflect the Commitments of all Lenders after giving effect to the Commitment Increase. The conversion of LIBOR Loans pursuant to clause (i) above shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.19 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.
2.22    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.5.
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

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(A)    first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
(B)    second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Fronting Bank or the Swingline Lender hereunder;
(C)    third, if so determined by the Administrative Agent or requested by the Fronting Bank or the Swingline Lender, to be held as Cash Collateral for the Fronting Exposure of the Fronting Bank or the Swingline Lender with respect to such Defaulting Lender in accordance with Section 2.22(c);
(D)    fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
(E)    fifth, if so determined by the Administrative Agent or the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Fronting Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit Issued under this Agreement, in accordance with Section 2.22(c);
(F)    sixth, to the payment of any amounts owing to the Lenders, the Fronting Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Fronting Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
(G)    seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
(H)    eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Loans or any Letter of Credit Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender

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or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    (23)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which such Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Lender.
(A)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Letter of Credit Exposure for which it has provided Cash Collateral in accordance with Section 2.22(c).
(B)    With respect to any Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to Section 2.22(a)(iii)(A) or 2.22(a)(iii)(B), the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s Letter of Credit Exposure or Swingline Exposure that has been reallocated to such non-Defaulting Lender pursuant to Section 2.22(a)(iv), (y) pay to the Fronting Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Fronting Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.
(iv)    All or any part of such Defaulting Lender’s Letter of Credit Exposure and Swingline Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the non-Defaulting Lenders in accordance with their respective Credit Exposures (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment.
(v)    If the reallocation described in Section 2.22(a)(iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (b) second, Cash Collateralize the Fronting Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(c).
(b)    If the Borrower, the Administrative Agent, the Fronting Bank and the Swingline Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans, Syndicated Letters of Credit and funded and unfunded participations in Participated Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective

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Credit Exposures (without giving effect to Section 2.22(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)    At any time that there shall exist a Defaulting Lender, within two Business Days upon the request of the Administrative Agent, the Fronting Bank or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.22(a)(iii) and any Cash Collateral provided by the Defaulting Lender).
(i)    All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Bank and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c)(ii). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(ii)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in specific Letter of Credit Exposure or specific Swingline Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default (and following application as provided in this Section 2.22 may be otherwise applied in accordance with Section 2.13) and (y) the Person providing Cash Collateral and the Fronting

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Bank or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.23    Extension of Commitment Termination Date.
(a)    The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) given in writing not more than ninety (90) days and not later than thirty (30) days prior to any anniversary of the Closing Date (each such anniversary date, the relevant “Extension Date”), on no more than two (2) occasions during the term of this Agreement, request that each Lender extend such Lender’s Commitment Termination Date for a period of one (1) year from the Commitment Termination Date then in effect hereunder (the “Existing Commitment Termination Date”); provided that the Commitment Termination Date, after giving effect to any such extension, shall not be later than five (5) years after the effective date of such extension.
(i)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given in writing not earlier than sixty (60) days prior to the Extension Date and not later than fifteen (15) days prior to the Extension Date (the date that is fifteen (15) days prior to the Extension Date being the “Notice Date”), advise the Administrative Agent if such Lender accepts the extension request from the Borrower (and each Lender that determines not to so extend its Commitment Termination Date (each, a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination and in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(ii)    The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.23(a) no later than the date that is ten (10) days prior to the Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).
(iii)    The Borrower shall have the right on or before the Extension Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent, the Swingline Lender and the Fronting Bank (which approvals shall not be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Extension Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

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(iv)    If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Date, then, effective as of the Extension Date, the Commitment Termination Date of each extending Lender and of each Additional Commitment Lender shall be extended to the date falling one (1) year after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and the other Credit Documents.
(v)    Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section 2.23(a) shall not be effective with respect to any Lender unless:
(A)    no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and
(B)    the representations and warranties contained in this Agreement are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(vi)    On or before the Commitment Termination Date of each Non-Extending Lender, the Borrower shall pay in full (i) the principal of and interest on all of the Revolving Loans made by such Non-Extending Lender to the Borrower hereunder and (ii) all other amounts owing to such Lender hereunder.
ARTICLE III
CONDITIONS PRECEDENT
3.1    Conditions Precedent to the Closing Date. The amendment and restatement of the Existing Credit Agreement and the obligation of each Lender to make Credit Extensions hereunder shall become effective on the date (such date, the “Closing Date”) on which each of the following conditions precedent is satisfied:
(a)    The Administrative Agent shall have received the following, each of which shall be originals or in an electronic format acceptable to the Administrative Agent (followed promptly by originals in the case of Notes) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date prior to the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

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(i)    executed counterparts of this Agreement;
(ii)    Notes executed by the Borrower in favor of each Lender requesting a Note;
(iii)    customary opinions of (A) Sullivan & Cromwell LLP, special counsel to the Borrower, and (B) J. Paul Jullienne, Vice President, Managing Counsel and Corporate Secretary to the Borrower, all in form and substance reasonably satisfactory to the Administrative Agent;
(iv)    a certificate, signed by an Authorized Officer of the Borrower, certifying that (A) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Closing Date, both immediately before and after giving effect to the transactions contemplated hereby (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such date), (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, (C) no change, occurrence or development shall have occurred or become known to the Borrower since December 31, 2018 that would reasonably be expected to have a Material Adverse Effect, and (D) all conditions precedent to the Closing Date set forth in this Section 3.1 have been satisfied or waived as required hereunder;
(v)    a certificate of the secretary or an assistant secretary of the Borrower certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws of the Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of the Borrower, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents, and (D) as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above;
(vi)    the Financial Condition Certificate signed by an Authorized Officer of the Borrower confirming that, as of the Closing Date, after giving effect to the consummation of the transactions contemplated hereby each of the Borrower and its Subsidiaries is solvent; and

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(vii)    a certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization, from the Secretary of State of such jurisdiction.
(b)    All material governmental authorizations and third-party consents and approvals necessary in connection with the consummation of any of the transactions contemplated hereby shall have been obtained and shall remain in effect and shall not impose any restriction or condition materially adverse to the Administrative Agent or the Lenders; all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority; and no law or regulation shall be applicable, or event shall have occurred, that seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of any of the transactions contemplated hereby.
(c)    There shall be no action, suit, proceeding or investigation (whether previously existing, newly instituted or threatened in writing) before, and no order, injunction or decree shall have been entered by, any court, arbitrator or other Governmental Authority, in each case seeking to enjoin, restrain, restrict, set aside or prohibit, to impose material conditions upon, or to obtain substantial damages in respect of, the consummation of any of the transactions contemplated hereby or, other than as may have been specifically disclosed in the Borrower’s annual report on Form 10-K for the fiscal year ending December 31, 2018, that has, or would reasonably be expected to have, a Material Adverse Effect.
(d)    The Administrative Agent shall have received copies of the financial statements referred to in Section 4.12.
(e)    Since December 31, 2018, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that would reasonably be expected to have a Material Adverse Effect.
(f)    The Borrower shall have paid (i) to the Arrangers and the Administrative Agent, the fees required under the Fee Letters to be paid to it on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Fee Letters, and (iii) all other fees and reasonable expenses of the Arrangers, the Administrative Agent, the L/C Agent, the Fronting Bank and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby to the extent invoiced at least two Business Days prior to the Closing Date; provided, however, that nothing in the preceding sentence shall be deemed a waiver of the Borrower’s obligations set forth in Section 10.1.
(g)    The Borrower shall have paid all accrued and unpaid fees and interest, if any, under the Existing Credit Agreement as of the Closing Date.

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(h)    The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the Loans to be made hereunder.
(i)    The Administrative Agent and the Lenders shall have received from the Borrower all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act. At least five (5) day prior to the Closing Date, the Borrower shall have delivered to the Administrative Agent and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation).
Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
3.2    Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extensions hereunder (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.2(d) and Borrowings as a result of conversions and continuations of outstanding Loans pursuant to Section 2.12), and the obligation of each Issuing Bank to Issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of Issuance:
(a)    The Borrower shall have delivered a Notice of Borrowing in accordance with Section 2.2(a), a Notice of Swingline Borrowing in accordance with Section 2.2(c), or a Letter of Credit Notice in accordance with Section 2.5(a)(ii) or 2.5(b)(ii), as applicable;
(b)    Each of the representations and warranties set forth in this Agreement and in the other Credit Documents shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of any Credit Extension, with the same effect as if made on and as of such date, both immediately before and after giving effect to such Credit Extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of such date), provided that the representations and warranties contained in subsection (a) and (b) of Section 4.12 shall be deemed to refer to the most recent financial statement furnished pursuant to Section 5.1;
(c)    No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to such Credit Extension;
(d)    With respect to the making of any Loan, the applicable limitation on amounts set

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forth under Section 2.1 shall not have been exceeded; and
(e)    With respect to the Issuance of any Letter of Credit, the applicable conditions in Section 2.5(c) shall have been satisfied.
Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Credit Extension, shall be deemed to constitute a representation and warranty by the Borrower that the statements contained in Sections 3.2(b) through 3.2(e) above are true as of the date such Credit Extension is made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this Agreement and to induce the Lenders and the Issuing Banks to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent, the Issuing Banks and the Lenders as follows:
4.1    Corporate Organization and Power. The Borrower and each Material Subsidiary thereof (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate power and authority to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except in the case of clauses (ii) and (iii) where the failure to have such power and authority or to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.
4.2    Authorization; Enforceability.
(a)    The Borrower has the full corporate power and authority to execute, deliver and perform its obligations under the Credit Documents and has taken all necessary corporate action to execute, deliver and perform its obligations under each of the Credit Documents, and has validly executed and delivered each of the Credit Documents.
(b)    This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law, including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; and (ii) concepts of materiality, reasonableness, good faith, and fair dealing.

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4.3    No Violation. The execution, delivery and performance by the Borrower of this Agreement and each of the other Credit Documents, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws or other organizational documents, (ii) contravene any Requirement of Law applicable to it or (iii) conflict with, result in a breach of, or the creation of any Lien under, or require any payment to be made under, or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, other than, in the case of clauses (ii) and (iii), such contraventions, conflicts, breaches, Liens, payments and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4    Governmental and Third-Party Authorization; Permits.
(a)    No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this Agreement or any of the other Credit Documents or the legality, validity or enforceability hereof or thereof, other than such consents, approvals, authorizations and other actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Each of the Borrower and its Material Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.5    Insurance Licenses. Schedule 4.5 lists with respect to each Domestic Insurance Subsidiary that is a Material Subsidiary, as of the Closing Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, “Licenses”), and indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. (i) No License held by any Insurance Subsidiary that is a Material Subsidiary is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, and (ii) no such suspension, revocation or limitation is threatened in writing by any relevant Insurance Regulatory Authority, that, in each instance under (i) and (ii) above, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Insurance Subsidiary that is a Material Subsidiary transacts any insurance or reinsurance business, directly or indirectly, in any jurisdiction without a license where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction except to the extent that the failure to have any such license, permit or other authorization would not reasonably be expected to have a Material Adverse Effect.
4.6    Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing, at law or in equity before any court, arbitrator or other Governmental Authority, against or affecting, and no Wells

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Notice has been received by, the Borrower (other than, solely with respect to the following clause (i), as may have been specifically disclosed in the Borrower’s annual report on Form 10-K for the fiscal year ending December 31, 2018) (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby.
4.7    Taxes. The Borrower and each Material Subsidiary thereof has filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all Taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than (i) those Taxes, assessments, fees and other charges that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP (if so required), or (ii) where the failure to file such returns and reports or the failure to pay such Taxes, assessments, fees and other charges would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of the Borrower or any Material Subsidiary thereof the outcome of which would reasonably be expected to have a Material Adverse Effect. There is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any Material Subsidiary thereof for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP (if so required) or that would not reasonably be expected to have a Material Adverse Effect.
4.8    Subsidiaries.
(a)    Set forth on Schedule 4.8 is a complete and accurate list of all of the Material Subsidiaries of the Borrower as of the Closing Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding Equity Interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such Equity Interests. Each of the Borrower and its Material Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on Schedule 4.8.
(b)    No Material Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests, to repay Indebtedness owed to the Borrower, to make loans or advances to the Borrower, or to transfer any of its assets or properties to the Borrower, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.
4.9    Full Disclosure. All written information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, the Arrangers or any Lender by or on behalf of the Borrower for purposes of or in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby (other than projections, estimates, forecasts and information of a general economic or industry specific nature), is and will be complete and correct in all material respects as of the date so furnished and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained

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therein not materially misleading in light of the circumstances under which the same were made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made. As of the Closing Date, there is no fact known to the Borrower that has, or would reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders. As of the Closing Date, all of the information included in the Borrower’s Beneficial Ownership Certification is true and correct in all respects.
4.10    Margin Regulations. Neither the Borrower nor of any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of any Credit Extension will be used, directly or indirectly, by the Borrower or any of its Subsidiaries to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate Regulations T, U or X or any provision of the Exchange Act as if such regulations or statute applied to such Person. After applying the proceeds of any Credit Extension, not more than 25 percent of the assets (as determined by any reasonable method) of the Borrower or any of its Subsidiaries is represented by Margin Stock.
4.11    No Material Adverse Effect. Since December 31, 2018, there has not occurred any event, condition or state of facts, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
4.12    Financial Matters.
(a)    The Borrower has heretofore made available to the Administrative Agent copies of the audited consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal years ending December 31, 2016, December 31, 2017 and December 31, 2018 and the related statements of income, stockholders’ equity and cash flows for the fiscal years or period then ended, together with the opinion of Ernst & Young LLP thereon. Such consolidated financial statements (A) have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and (B) present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated.
(b)    The Borrower has heretofore made available to the Administrative Agent copies of the Annual Statements of each Insurance Subsidiary that is a Material Subsidiary as of December 31, 2016, 2017 and 2018 for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority (collectively, the “Historical Statutory Statements”). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared, in all material respects, in accordance with SAP (except as may be reflected in the notes thereto), were in all material respects, in compliance with applicable Requirements of Law when filed and

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present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flows of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary that is a Material Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statements.
4.13    Ownership of Properties. The Borrower and each Material Subsidiary thereof (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets necessary or used in the ordinary course of its business, except, with respect to the foregoing clauses (i) – (iii), such defects in title that would be a Permitted Liens hereunder or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.14    ERISA.
(a)    The Borrower and each of its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No ERISA Event (i) has occurred within the five year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, except where the occurrence of ERISA Events, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Borrower nor any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except where the incurrence of any Unfunded Pension Liability or liability in connection with such transactions, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Borrower nor any of its ERISA Affiliates has any outstanding liability on account of a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any of its ERISA Affiliates would become subject to any liability under ERISA if any such Person were to withdraw completely from all Multiemployer Plans as of the most recent valuation date, except where the incurrence of any such liabilities, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Multiemployer Plan is “insolvent” within the meaning of such term under ERISA, except where the existence of such insolvency, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(c)    The Borrower shall not use any of the “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more of its Benefit Plans in connection with the Loans, the Letters of Credit or Commitments.
4.15    Compliance with Laws. The Borrower has filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
4.16    Investment Company Act. Neither the Borrower nor any of its Domestic Insurance Subsidiaries is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940.
4.17    Insurance. The assets, properties and business of the Borrower and each Material Subsidiary thereof are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.
4.18    Senior Debt Status. The Borrower’s obligations under this Agreement and each other Credit Document to which it is a party rank pari passu as to priority of payment and in all other respects with all other material unsecured and unsubordinated Indebtedness of the Borrower, with the exception of those obligations that are mandatorily preferred by law and not by contract.
4.19    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(a)    None of (i) the Borrower, any Subsidiary, or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower or any Subsidiary, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(b)    Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

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(c)    Each of the Borrower and its Subsidiaries and, to the knowledge of the Borrower or any of its Subsidiaries, each director, officer, employee and agent of the Borrower and each such Subsidiary, is in compliance in all material respects with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws and is in compliance with all applicable Sanctions.
(d)    No proceeds of any Credit Extension have been used in violation of Section 2.15.
Each reference to “Subsidiary” in this Section includes the Securitization Subsidiary and its Wholly Owned Subsidiaries.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, the Borrower covenants and agrees that:
5.1    Financial Statements. The Borrower will deliver to the Administrative Agent (which shall promptly make such information available to each Lender):
(a)    Within 45 days (or, if earlier and if applicable to the Borrower, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, beginning with the first quarter of fiscal year 2019, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited (i) consolidated income statement and consolidated statement of stockholders’ equity for the Borrower and its Subsidiaries and (ii) a consolidated statement of cash flow for the Borrower for that portion of the fiscal year then ended, all in reasonable detail and certified by the chief executive officer or chief financial officer of the Borrower to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods indicated, in accordance with GAAP (subject to the absence of notes required by GAAP and normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, it being understood and agreed that the filing of the Borrower’s Form 10-Q with the SEC shall satisfy the requirements in this Section 5.1(a) (subject to the time periods set forth in this Section 5.1(a));
(b)    Within 90 days (or, if earlier and if applicable to the Borrower, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year 2019, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related (i) audited consolidated income statements and consolidated statements of stockholders’ equity for the Borrower and its Subsidiaries and (ii) an audited consolidated statement cash flow for the Borrower for the fiscal year then ended, including the notes thereto, all in reasonable detail and (with respect to the audited statements) certified by

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Ernst & Young LLP or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, it being understood and agreed that the filing of the Borrower’s Form 10-K with the SEC shall satisfy the requirements in this Section 5.1(b) (subject to the time periods set forth in this Section 5.1(b));
(c)    Concurrently with each delivery of the financial statements described in Sections 5.1(a) and 5.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VI as of the last day of the period covered by such financial statements; and
(d)    Promptly after the required filing date, any Annual Statement and Quarterly Statement required to be filed with any Insurance Regulatory Authority by the Borrower or any Insurance Subsidiary that is a Material Subsidiary, in each case in the form filed with such Insurance Regulatory Authority in conformity with the requirements thereof.
Documents required to be delivered pursuant to this Section 5.1 and 5.2(a) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the earlier of (i) the date on which such documents have been posted on the Borrower’s website (for the documents delivered pursuant to Section 5.1(d)) or on the SEC’s website (for the documents delivered pursuant to Sections 5.1(a), 5.1(b) and 5.2(a)); or (ii) the date on which such documents are posted on the Borrower’s behalf on SyndTrak or another similar secure electronic system (the “Platform”) to which each of the Administrative Agent and each Lender has access without charge. If Borrower is unable to deliver such documents electronically, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender. The Borrower shall notify (which may be by electronic mail) the Administrative Agent of the posting on its website of the documents delivered pursuant to Section 5.1(d). The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents to be delivered pursuant to this Section 5.1 or 5.2(a), and each Lender shall be solely responsible for maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower or any of its Affiliates thereof is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrower shall ensure

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that all Borrower Materials that contain only publicly available information regarding the Borrower and its business are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Borrower Materials as not containing material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent shall be entitled to treat any Information not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”.
5.2    Other Business and Financial Information. The Borrower shall, and shall cause each of its Subsidiaries to, deliver to the Administrative Agent (which shall promptly make such information available to each Lender):
(a)    Promptly upon the sending or filing thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower shall send or make available generally to its shareholders and (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower shall render to or file with the SEC;
(b)    Promptly upon (and in any event within (1) for clause (i) below, five Business Days after, and (2) for clauses (ii) – (v) below, 10 Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:
(i)    the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;
(ii)    the institution or written threat of institution of any action, suit, investigation or proceeding against or affecting any Unum Party, including any such investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(iii)    the receipt by any Unum Party from any Insurance Regulatory Authority or other Governmental Authority of (A) any Wells Notice, (B) any written notice asserting any failure by any Unum Party to be in compliance with any Requirement of Law or that threatens the taking of any action against any Unum Party or sets forth circumstances that, if taken or adversely determined, would reasonably be expected to have a Material Adverse Effect, or (C) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, imposition of any restraining order, escrow or impoundment of funds in connection with, or the taking of any other materially adverse action in respect of, any license, permit, accreditation or authorization of any Unum Party, where such action would reasonably be expected to have a Material Adverse Effect;

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(iv)    the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower or the applicable ERISA Affiliate has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or the applicable ERISA Affiliate with respect to such ERISA Event; and
(v)    any other matter or event that has, or would reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the affected Unum Parties have taken and propose to take with respect thereto; and
(c)    As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of any Unum Party as the Administrative Agent or any Lender may from time to time reasonably request.
5.3    Maintenance of Existence; Conduct of Business. The Borrower shall, and shall cause each of its Material Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 7.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business of the Unum Parties or to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.4    Compliance with Laws. The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not reasonably be expected to have a Material Adverse Effect.
5.5    Payment of Obligations. The Borrower shall, and shall cause each of its Material Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any Unum Party; provided, however, that no Unum Party shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Unum Party is maintaining

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adequate reserves with respect thereto in accordance with GAAP (if so required) or where the failure to pay would not reasonably be expected to have a Material Adverse Effect.
5.6    Insurance. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.
5.7    Maintenance of Books and Records; Inspection. The Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which entries that are full, true and correct in all material respects shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, in all material respects and in compliance in all material respects with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent and, after the occurrence of and during the continuation of a Default or an Event of Default, any Lender, to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested; provided that, (x) so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to pay the reasonable fees and expenses with respect to one such visit per year and (y) nothing in this Section 5.7 shall require the Borrower to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its Subsidiaries, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Laws, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrower or any of its Subsidiaries owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.7)).
5.8    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. The Borrower will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries (including the Securitization Subsidiary and its Wholly Owned Subsidiaries) and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing

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to qualify for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE VI

FINANCIAL COVENANTS

Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, the Borrower covenants and agrees that:
6.1    Maximum Consolidated Indebtedness to Total Capitalization. The ratio of Consolidated Indebtedness to Total Capitalization shall not be greater than 0.35 to 1.0 at any time.
6.2    Minimum Consolidated Net Worth. Consolidated Net Worth shall be at all times an amount not less than the sum of (x) $5,959,200,000, plus (y) 25% of Consolidated Net Income for each fiscal quarter (beginning with the first fiscal quarter ending after the Closing Date) for which Consolidated Net Income (measured at the end of each such fiscal quarter) is a positive amount plus (z) 50% of the aggregate net cash proceeds received from any issuance of Equity Interests of the Borrower or any of its Subsidiaries consummated on or after the Closing Date (excluding Equity Interests of a Subsidiary issued to the Borrower or another Subsidiary).
The Borrower’s obligation in this Agreement to maintain compliance at all times with the financial covenants in Sections 6.1 and 6.2 does not mean that the Borrower will be required to affirmatively calculate such ratios on a daily basis (rather, the Borrower will affirmatively calculate such ratios when required by Section 5.1(c) or as may otherwise be required by applicable law); provided that this sentence shall in no case limit or otherwise alter the Borrower’s absolute obligation (x) to maintain compliance with such ratios in Sections 6.1 and 6.2 at all times and (y) to notify the Administrative Agent and Lenders pursuant to Section 5.2(b)(i) of any such non-compliance with any of those ratios at any time.
ARTICLE VII
NEGATIVE COVENANTS

Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, the Borrower covenants and agrees that:
7.1    Fundamental Changes. The Borrower will not, and will not permit or cause any of its Material Subsidiaries to, liquidate, wind up or dissolve, divide, consolidate or merge with or into

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any other Person, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, except for:
(a)    The Borrower may consolidate or merge with or into any other Person so long as (x) the surviving Person is the Borrower, (y) immediately before and after giving effect thereto, no Default or Event of Default would occur or exist and (z) on a pro forma basis after giving effect to any such merger or consolidation, the Borrower is in compliance with the financial covenants set forth in Article VI;
(b)    any Material Subsidiary of the Borrower may consolidate or merge with, or into, (x) the Borrower (so long as the Borrower is the surviving Person), (y) any other Subsidiary of the Borrower so long as either the Material Subsidiary or a Wholly Owned Subsidiary is the surviving Person, or (z) so long as no Event of Default would occur or exist, any other Person, so long as the Material Subsidiary is the surviving Person, and, if the Material Subsidiary is a Wholly Owned Subsidiary, then the surviving Person is a Wholly Owned Subsidiary; and
(c)    any Material Subsidiary may liquidate and distribute its assets to the Borrower or another Material Subsidiary.
7.2    Subsidiary Indebtedness. The Borrower will not permit or cause any of its Subsidiaries to, create, incur or assume any Indebtedness, or become liable (contingent or otherwise) to do any of the foregoing, except for:
(a)    Indebtedness incurred under this Agreement and the other Credit Documents;
(b)    unsecured Indebtedness incurred by any trust or other special purpose entity created by the Borrower solely for the purposes of issuing any such unsecured Indebtedness, provided that (i) such Indebtedness is recourse only to such trust or special purpose entity or its assets and (ii) upon the incurrence thereof no Default or Event of Default would occur or exist;
(c)    Indebtedness existing on the Closing Date and described in Schedule 7.2 and any renewals, replacements, refinancings or extensions of any such Indebtedness; provided that the principal amount of such Indebtedness is not increased at the time of such renewal, replacement, refinancing or extension except by (1) the amount of any existing commitments thereunder, (2) accrued and unpaid interest and premiums thereon and (3) underwriting discounts or other amount paid, and fees, commissions, premiums (including tender premiums) and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with any such renewal, replacement, refinancing or extension;
(d)    accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case to the extent constituting Indebtedness;
(e)    Indebtedness which is incurred in connection with any Lien permitted under Section 7.3;

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(f)    Securitization Indebtedness;
(g)    Indebtedness existing or arising under any Hedge Agreement entered in the ordinary course of business and not for purposes of speculation;
(h)    Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;
(i)    Indebtedness which is incurred in connection with any obligation of any Insurance Subsidiary under letters of credit to the extent undrawn supporting the liability of such Insurance Subsidiary in respect of any Primary Policy or Reinsurance Agreement underwritten by such Subsidiary or supporting the obligations of any Subsidiary in its capacity as a reinsurer under any Reinsurance Agreement with respect to credit for reinsurance; and
(j)    additional unsecured Indebtedness (including any unsecured Indebtedness incurred in connection with Hybrid Equity Securities) of any Unum Party (other than the Borrower) in an aggregate principal amount not to exceed $350,000,000 at any one time outstanding.
7.3    Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible now owned or hereafter acquired by it except for the following (collectively, “Permitted Liens”):
(a)    Liens in existence on the Closing Date and set forth on Schedule 7.3, and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);
(b)    Liens on Invested Assets of any Insurance Subsidiary securing obligations of such Insurance Subsidiary in respect of trust arrangements, withheld balances or any other collateral or security arrangements entered into in the ordinary course of business for the benefit of policyholders or cedents to secure insurance or reinsurance recoverables owed to them by such Insurance Subsidiary;
(c)    Liens granted by the Securitization Subsidiary pursuant to trust or other security arrangements in connection with Securitization Indebtedness;
(d)    Liens in respect of Capital Lease Obligations, synthetic lease obligations and purchase money obligations in an amount not to exceed $40,000,000, provided that in each case (x) the amount of the Indebtedness secured by such Lien shall not exceed the lesser of (A) the fair market value of the property acquired with such Indebtedness at the time of such acquisition and (B) the cost thereof to the applicable Unum Party and (y) any such Lien shall not encumber any other property of the Borrower or any of its Subsidiaries;
(e)    Liens securing reverse repurchase agreements and securities lending transactions constituting a borrowing of funds by the Borrower or any Subsidiary in the ordinary course of

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business for liquidity purposes and in no event for a period exceeding 90 days in each case;
(f)    Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;
(g)    Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(i)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;
(h)    Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);
(i)    any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);
(j)    customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
(k)    all easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure Indebtedness and do not materially interfere with the conduct of the business of the Borrower or any of its Subsidiaries;
(l)    any leases, subleases, licenses or sublicenses granted by the Borrower or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;
(m)    Liens arising from escrow accounts established by any Unum Party for the benefit of another Unum Party in connection with tax allocation arrangements;
(n)    other Liens securing obligations of the Borrower and its Subsidiaries not exceeding $20,000,000 in aggregate principal amount outstanding at any time; and
(o)    Liens securing obligations under Funding Agreements.
provided, however, that no Lien shall be permitted to exist on the Equity Interest of any Insurance

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Subsidiary.
7.4    Restricted Payments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Equity Interests or any warrants, rights or options to acquire its Equity Interests, or purchase, redeem, retire or otherwise acquire for value any shares of its Equity Interests or any warrants, rights or options to acquire its Equity Interests (other than pursuant to and in accordance with stock option plans and other benefit plans for directors, officers or employees of the Borrower and its Subsidiaries), or set aside funds for any of the foregoing, except (i) that any Subsidiary may declare and pay dividends on or make distributions to any Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of such Equity Interests in respect of which such dividend or distribution is made, or set aside funds for the foregoing, (ii) the Borrower may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire or otherwise acquire its Equity Interests or set aside funds for the foregoing so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions, and (iii) the Borrower and its Subsidiaries may declare and pay dividends in respect of any Hybrid Equity Securities or preferred stock if, at the time of and after giving effect to any such payment, no Default or Event of Default under Section 8.1(a), clause (i) of Section 8.1(e), Section 8.1(f) or Section 8.1(g)) shall have occurred and be continuing. Notwithstanding anything to the contrary herein, this Section 7.4 shall not prohibit the payment of a dividend if such dividend is made within 45 days of the declaration thereof provided such dividend was not prohibited by this Section 7.4 at the time of its declaration.
7.5    Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate of the Borrower or such Subsidiary other than:
(a)    transactions between or among the Borrower and its Wholly-Owned Subsidiaries, or between or among any of such Wholly-Owned Subsidiaries;
(b)    transactions with Affiliates in the ordinary course of the Borrower’s or such Subsidiary’s business on terms no less favorable to the Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate; and
(c)    any payment permitted to be made under Section 7.4.
7.6    Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage to any material extent in any business other than the long-term care insurance, life insurance, employer- and employee-paid group and individual benefits, including retirement products, and other businesses engaged in by the Borrower and such Subsidiaries on the date hereof or any business reasonably related, ancillary or incidental thereto or that are reasonable extensions thereof.

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7.7    Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.
7.8    Accounting Changes. Other than as permitted pursuant to Section 1.2, the Borrower will not, and will not permit or cause any of its Domestic Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP.

ARTICLE VII

EVENTS OF DEFAULT

8.1    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)    The Borrower shall fail to pay (i) any principal of any Loan or any Reimbursement Obligation when due or (ii) within three Business Days after the same becomes due, any interest on any Loan, any fee payable under this Agreement or any other Credit Document, or (except as provided in clause (i) above) any other Obligation; or
(b)    The Borrower shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.15, 5.2(b)(i)-(iii), or 5.3(i), or in Articles VI or VII or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Section 5.2 (other than Sections 5.2(b)(i)-(iii)) or 5.7(ii) and (in the case of this clause (ii) only) such failure shall continue unremedied for a period of five Business Days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower; or
(c)    The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections 8.1(a), and 8.1(b), and such failure shall continue unremedied for a period of 30 days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower; or
(d)    Any representation or warranty made or deemed made by or on behalf of the Borrower in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished; or
(e)    The Borrower or any other Unum Party shall (i) fail to pay when due (whether by scheduled maturity, required prepayment, demand, acceleration or otherwise and after giving effect to any applicable cure period, grace period or notice provision) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge

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Agreement) having an aggregate principal amount of at least $150,000,000 or (z) any termination or other payment under any Hedge Agreement having a net termination obligation of at least $150,000,000, or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness or Hedge Agreement, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness or Hedge Agreement (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness or Hedge Agreement to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or
(f)    The Borrower or any Material Subsidiary shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under any applicable Debtor Relief Laws, now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 8.1(g), (iii) apply for or consent to the appointment of or taking possession by a rehabilitator, receiver, custodian, trustee, conservator or liquidator or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or
(g)    Any involuntary petition or case shall be filed or commenced against the Borrower or any Material Subsidiary seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a rehabilitator, receiver, custodian, trustee, conservator or liquidator or similar official for it or all or a substantial part of its properties or any other relief under any applicable Debtor Relief Laws, now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of 60 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or
(h)    Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by third-party insurance as to which the surety or insurer, as the case may be, does not dispute coverage) in excess of $150,000,000 shall be entered or filed against the Borrower or any Material Subsidiary or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of 30 days; or
(i)    Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing or the Borrower and its ERISA Affiliates have incurred, would reasonably be expected to result in a Material Adverse Effect; or
(j)    Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of the Borrower or any Domestic Insurance Subsidiary that is a Material Subsidiary; or

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(k)    Any Insurance Regulatory Authority or other Governmental Authority revokes or fails to renew any insurance license, permit, or franchise of any Domestic Insurance Subsidiary that is a Material Subsidiary, or imposes any restriction or condition on any insurance license, permit, or franchise of any Domestic Insurance Subsidiary that is a Material Subsidiary, if such revocation, non-renewal, condition, or restriction is reasonably likely to have a Material Adverse Effect; or
(l)    Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in writing in any manner the validity or enforceability of any Credit Document; or the Borrower denies in writing that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate, or rescind any material provision of any Credit Document, in any case other than (y) as expressly permitted hereunder or thereunder or (z) the occurrence of the Final Expiry Date; or
(m)    Any of the following shall occur:
(i)    any Person or group of Persons acting in concert as a partnership or other group, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 35% or more of the Total Voting Power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (B) during any period of up to 24 consecutive months, commencing after the Closing Date, the board of directors of the Borrower shall cease to consist of a majority of the individuals who constituted the board of directors as of the beginning of such 24-month period or who shall have become a member thereof subsequent to the beginning of such 24-month period after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the board of directors of the Borrower as of the beginning of such 24-month period (or their replacements approved as herein required); or
(ii)    the occurrence of a “Change of Control” (or similar event, however denominated), as defined in any agreement in respect of Indebtedness having an aggregate principal amount of at least $150,000,000 of the Borrower or any Subsidiary.
8.2    Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:
(a)    Declare the Commitments, the Swingline Commitment, and the Issuing Banks’ obligation to Issue Letters of Credit to be terminated, and thereupon the same shall terminate immediately; provided that, upon the occurrence of a Bankruptcy Event, the Commitments, the Swingline Commitment, and the Issuing Banks’ obligation to Issue Letters of Credit shall automatically be terminated;

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(b)    Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section 8.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower;
(c)    Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such amount of cash as is equal to 103% of the aggregate Stated Amount of all of the Borrower’s Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Borrower’s Cash Collateral Account as security for the aggregate Letter of Credit Exposure as described in Section 2.5(f); provided that, upon the occurrence of a Bankruptcy Event, such obligation shall be deemed automatically effective;
(d)    Terminate or cause the L/C Agent or the Fronting Bank, as applicable, to terminate any or all of the Letters of Credit or give a notice of nonrenewal in respect thereof if permitted in accordance with its terms; and
(e)    Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.
8.3    Remedies; Set-Off. Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent,

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the Issuing Banks and the Lenders (including the Swingline Lender), and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Banks and their respective Affiliates under this Section 8.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
ARTICLE IX
THE ADMINISTRATIVE AGENT
9.1    Appointment and Authority. Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Issuing Banks and the Swingline Lender) hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 9.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Unum Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Credit Document with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

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(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall

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have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Credit Extension. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
9.6    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the approval of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed), to appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Regardless of whether a successor has been appointed or has accepted such appointment, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for in Section 9.6(a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to

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and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 10.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
9.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
9.8    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents, sub-agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 10.1) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents, sub-agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 or 10.1.
9.9    Issuing Bank and Swingline Lender. The provisions of this Article IX (other than Section 9.2) shall apply to Wells Fargo as the Fronting Bank, LC Agent and the Swingline Lender

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mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.
9.10    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents, Co-Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in their respective capacity, as applicable, as the Administrative Agent, Issuing Banks, the Swingline Lender or a Lender hereunder.
9.11    Lender ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a)

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is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, any Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
ARTICLE X
MISCELLANEOUS
10.1    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Issuing Banks in connection with the Issuance of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Banks (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, the Lenders and the Issuing Banks, but limited to one outside counsel for the Lenders, the Issuing Banks and the Administrative Agent taken as a whole and, in the case of any actual or potential conflict of interest, one additional counsel to each group of affected parties similarly situated taken as a whole (and, if necessary, one local counsel in any relevant material jurisdiction)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit Issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the L/C Agent, each Issuing Bank, the Swingline Lender, each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, but limited, in the case of legal fees and expenses, to the reasonable

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and documented out-of-pocket fees, disbursements and other charges of one outside counsel to all Indemnitees (taken as a whole) and, if necessary, one local counsel for all Indemnitees (taken as a whole) in each relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnitees similarly situated and taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Unum Party) other than such Indemnitee or its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Unum Party, or any Environmental Claim related in any way to any Unum Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing clauses (i) through (iii), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Unum Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties, (y) result from a claim brought by the Borrower or any other Unum Party against such Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Unum Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Indemnitees, other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as the Administrative Agent, Swingline Bank, Arranger or Fronting Bank, and other than any claims arising out of any act or omission on the part of the Borrower or any other Unum Party. This Section 10.1(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or related liabilities or expenses arising from any non-Tax claim.
(c)    To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.1(a) or Section 10.1(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Agent, any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Agent, such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Agent, the Swingline Lender or such Issuing Bank in their capacities as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swingline Lender or such Issuing Bank in connection with such

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capacity. The obligations of the Lenders under this Section 10.1(c) are subject to the provisions of Section 2.3(c).
(d)    To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that this shall not limit the Borrower’s indemnification obligations herein to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is otherwise entitled to indemnification hereunder. No Indemnitee referred to in Section 10.1(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the Platform, IntraLinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages (as opposed to indirect, special, incidental, consequential or punitive damages, losses or expenses) resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    All amounts due under this Section shall be payable by the Borrower upon demand therefor.
10.2    Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.
(a)    This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except as may be expressly otherwise provided in any Credit Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the ISP, and, as to matters not governed by the ISP, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
(b)    The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and

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determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 10.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
10.3    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.4    Notices; Effectiveness; Electronic Communication.
(a)    Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

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(i)    if to the Borrower, the Administrative Agent, the Swingline Lender or the Fronting Bank, to it at the address specified for such person on Schedule 1.1(a); and
(ii)    if to any Lender or any Issuing Bank other than Wells Fargo, to it at its address set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 10.4(b) shall be effective as provided in Section 10.4(b).
(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites such as the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Fronting Bank pursuant to Article II if such Lender or the Fronting Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and the Administrative Agent has so notified the Borrower. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent by 8:00 p.m., such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” The Agent Parties do not warrant the adequacy of the platform and expressly disclaim liability for errors or omissions in the communications effected thereby. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any such communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of the Borrower’s or the Administrative Agent’s transmission of any notices or communications through the Platform, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Agent Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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(d)    Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).
10.5    Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Borrower and the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:
(a)    unless agreed to in writing by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or the amount of any Reimbursement Obligation, (ii) reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), (iii) reduce or forgive any fees hereunder (other than fees payable to the Administrative Agent, the Fronting Bank or any Arranger for its own account), (iv) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including the Commitment Termination Date), (v) extend the expiry date of any Letter of Credit beyond the Final Maturity Date, or extend the time of payment of any fees hereunder (other than fees payable to the Administrative Agent, the Fronting Bank or any Arranger for its own account), or (vi) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 3.2 or of any Default or Event of Default, if agreed to by the Required Lenders, or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase);
(b)    unless agreed to by all of the Lenders, (i) change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (ii) change or waive any provision of Section 2.13(e), (iii) change or waive any provision of Section 2.16 or any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders in a manner that would alter the pro rata sharing of payments required thereby, or (iv) change any provision of this Section 10.5;
(c)    unless agreed to by the L/C Agent, the Fronting Bank, the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the L/C Agent, the Fronting Banks, the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents; and
and provided further that the Fee Letters may only be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto, and provided further, that the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to implement any

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Replacement Rate or otherwise effectuate the terms of Section 2.17(f) in accordance with the terms of Section 2.17(f).
Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.
Notwithstanding anything to the contrary in this Section 10.5, if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.
10.6    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section 10.6(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(e) and, to the extent expressly

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contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Credit Extensions (including participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Credit Extensions at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, or (B) in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Credit Extensions of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (y)  $5,000,000, in the case of any assignment in respect of a Commitment (which for this purpose includes Revolving Loans outstanding), or (z) the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, in the case of Swingline Loans, in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment and/or Credit Extensions assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;
(iii)    no consent shall be required for any assignment except to the extent required by clause (B) of Section 10.6(b)(i) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (y) a Default or Event of Default has occurred and is continuing at the time of such assignment or (z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

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(C)    the consent of the Fronting Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Participated Letters of Credit (whether or not then outstanding).
(iv)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and to the Administrative Agent and the Borrower such documentation required pursuant to Section 2.18(g);
(v)    no such assignment shall be made to (A) the Borrower or any of its Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); and
(vi)    no such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17(a), 2.17(b), 2.18, 2.19 and 10.1 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. If requested by or on behalf of the assignee, the Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitment and/or outstanding Credit Extensions, as the case may be, of the assignee and (to the extent of any retained interests) the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(e).

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(c)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Ratable Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Ratable Share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Credit Exposure. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Credit Extensions owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the L/C Agent, the Fronting Bank and the Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification

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described in Section 10.5(a) and clause (i) of Section 10.5(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17(a), 2.17(b), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under Section 10.6(b) and (B) shall not be entitled to receive any greater payment under Section 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.
(h)    Any Lender or Participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 10.6, disclose to the Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any

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other party hereto, provided that such Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.11.
(i)    Notwithstanding anything to the contrary contained herein, if Wells Fargo assigns all of its Commitment and Credit Extensions in accordance with this Section 10.6, Wells Fargo may resign as Fronting Bank, Swingline Lender and L/C Agent upon written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Borrower shall have the right to appoint from among the Lenders a successor Fronting Bank, Swingline Lender and L/C Agent; provided that no failure by the Borrower to make such appointment shall affect the resignation of Wells Fargo as Fronting Bank, Swingline Lender and L/C Agent. Wells Fargo shall retain all of the rights and obligations of the Fronting Bank, Swingline Lender and L/C Agent hereunder with respect to all Letters of Credit issued by it or Swingline Loans made by it and outstanding as of the effective date of its resignation and all obligations of the Borrower and the Lenders with respect thereto.
10.7    No Waiver. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent, any Issuing Bank or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Borrower, the Administrative Agent, the Issuing Banks or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent, any Issuing Bank or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.
10.8    Survival. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in this Agreement and in the other Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans and the Issuance of Letters of Credit and repayment of all Reimbursement Obligations, and shall continue in full force and effect as long as any Loan, Letter of Credit or any other Obligation hereunder shall remain unpaid or unsatisfied. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 2.17(a), 2.17(b), 2.18, 2.19, 10.1 and Article IX, shall survive the payment in full of all Credit Extensions, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents or any provision hereof or thereof.

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10.9    Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Fronting Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.10    Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.
10.11    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis, to (i) any rating agency in connection with the Borrower or its Subsidiaries or the facilities created hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance monitoring of CUSIP numbers with respect to the facilities created hereunder; (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries or Affiliates that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower.
For purposes of this Section, “Information” means all information received from or on behalf of the Unum Parties relating to any Unum Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential

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basis prior to disclosure by any Unum Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.12    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for the Fee Letters). Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.13    No Fiduciary Relationship Established By Credit Documents. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Arranger, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Credit Documents, irrespective of whether any Arranger, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; and (b) (i) the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to disclose any of such

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interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.14    Judgment Currency. If, for the purposes of obtaining judgment in any court or in respect of any tender made by the Borrower, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given or such tender is made. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any tender or judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum received or adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or tender, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
10.15    Disclosure of Information. The Borrower agrees and consents to the Administrative Agent’s and the Arranger’s disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist solely of deal terms and other information customarily found in such publications.
10.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

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(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
10.17    PATRIOT Act Notice. Each Issuing Bank and each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, and taxpayer identification number of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.
10.18    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans, letters of credit and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans, letters of credit and obligations outstanding under the corresponding facilities described herein, without any further action by any Person (including, without limitation, any Assignment and Assumption), except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of the Revolving Loans, together with any Revolving Loans funded on the Closing Date, reflect the respective Commitments of the Lenders hereunder. The Letter of Credit Exposure of the Lenders in respect of the Existing Letters of Credit shall be automatically reallocated among the Lenders as of the Closing Date based on their pro rata shares of the Commitments as of the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.
UNUM GROUP

By:	/s/ Benjamin Katz
Name:	Benjamin Katz
Title:	Vice President and Treasurer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Agent, the Fronting Bank, Swingline Lender, and as a Lender

By:	/s/ Kimberly Shaffer
Name:	Kimberly Shaffer
Title:	Managing Director
BANK OF AMERICA, N.A., as a Lender

By:	/s/ Hema Kishnani
Name:	Hema Kishnani
Title:	Director
CITIBANK, N.A., as a Lender

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President
JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James S. Mintzer
Name:	James S. Mintzer
Title:	Executive Director

[Signature Page to Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Hichem Kerma
Name:	Hichem Kerma
Title:	Director
U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andre Liu
Name:	Andre Liu
Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Hideo U. Core
Name:	Hideo U. Core
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Michael Pensari
Name:	Michael Pensari
Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Steven Thompson
Name:	Steven Thompson
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Managing Director

[Signature Page to Amended and Restated Credit Agreement]

EXHIBIT A-1

Borrower’s Taxpayer Identification No. 62-1598430

NOTE

$___________    ____________, 20__
Charlotte, North Carolina

FOR VALUE RECEIVED, UNUM GROUP, a Delaware corporation (the “Borrower”), hereby promises to pay to _____________________________ (the “Lender”), at the place and time and in the manner provided in the Amended and Restated Credit Agreement, dated as of April 29, 2019 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Loans made by the Lender under the terms and conditions of this promissory note (this “Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.
This Note is one of a series of Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.
In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.
In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.
This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). The Borrower hereby submits to the exclusive jurisdiction and venue of the federal and state courts

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located in State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, although the Lender shall not be limited to bringing an action in such courts.
IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

UNUM GROUP

By:    ________________________________
Name:    ________________________________
Title:    ________________________________

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EXHIBIT A-2

FORM OF SYNDICATED LETTER OF CREDIT

Issue Date
Clean, Irrevocable Unconditional Letter of Credit No.:
To Beneficiary:(Name)
(Address)
Dear Sir or Madam:
The banks and financial institutions set forth in Schedule 1 to this Syndicated Letter of Credit (the “Banks”) have established through Wells Fargo Bank, National Association, acting as the letter of credit agent (in such capacity, the “L/C Agent” and attorney-in-fact for the Banks), this clean, irrevocable, and unconditional (except as expressly otherwise stated herein) letter of credit (this “Letter of Credit”) in your favor as beneficiary (the “Beneficiary”) at the request and for the account of Unum Group (the “Account Party”) for drawings up to U.S. $____________ effective immediately and expiring at the L/C Agent’s address at Wells Fargo Bank, National Association, 401 Linden Street, First Floor, Winston-Salem, North Carolina, 27101, Attention: International Operations, Standby Letters of Credit, NC 6034 (or any other office which may be designated by the L/C Agent by written notice delivered to you) no later than 5:00 p.m., Charlotte, North Carolina time, on __________________ (the “Expiration Date”[, as such date may be extended as set forth below]1).
The Banks severally undertake to promptly honor your sight draft(s) drawn on us, duly endorsed on the reverse side thereof by the Beneficiary expressly specifying the Letter of Credit No. ____________, for all or any part of this credit upon presentation of your draft drawn on us at the L/C Agent’s office specified in the first paragraph hereof on a Business Day on or prior to the Expiration Date.
The term “Beneficiary” as used herein includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator. The term “Business Day” means a day which is not a Saturday, Sunday, or any other day on which banking institutions in Winston-Salem, North Carolina or the city in which the payment office of the L/C Agent is located are required by law to be closed.
Except as stated herein, this undertaking is not subject to any condition, requirement or qualification. The Banks’ several obligations under this Letter of Credit shall be their individual obligations, and are in no way contingent upon reimbursement with respect thereto, or upon their ability to perfect any lien or security interest. This Letter of Credit sets forth in full all obligations of the Banks.
_____________________________
1 Insert if Account Party requests automatic renewal.

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Each of the Banks agrees, for itself alone and not jointly with any other Bank, to honor a draft drawn by you and presented to the L/C Agent in an amount not to exceed the aggregate amount available to be drawn hereunder multiplied by such Bank’s percentage obligation as set forth on Schedule 1 to this Letter of Credit (the “Percentage Obligations”) and in accordance with the terms and conditions hereinafter set forth. The obligations of the Banks hereunder shall be several and not joint, and multiple draws shall be available under this Letter of Credit. Upon the transfer by a Bank to the L/C Agent for your account of the amount specified in a draft drawn on such Bank hereunder, such Bank shall be fully discharged of its obligations under this Letter of Credit with respect to such draft, such Bank shall not be obligated thereafter to make any further payments under this Letter of Credit with respect to such draft, and the amount available to be drawn thereafter under this Letter of Credit shall be automatically and permanently reduced by an amount equal to the amount of such draft. The failure of any Bank to make funds available to the L/C Agent for payment under this Letter of Credit shall not relieve any other Bank of its obligation hereunder to make funds available to the L/C Agent. Neither the L/C Agent nor any Bank shall be responsible for the failure of any other Bank to honor its share of any drawings hereunder or to make funds available to the L/C Agent.
Except to the extent the amount of this Letter of Credit may be increased, this Letter of Credit cannot be modified or revoked without your written consent, provided that this Letter of Credit may be amended to delete a Bank or add a Bank or change Percentage Obligations so long as such amendment does not decrease the amount of this Letter of Credit, and need only be signed by the L/C Agent.
Wells Fargo Bank, National Association has been appointed by the Banks, has been granted the authority by the Banks to act as, and has been irrevocably granted a power of attorney by the Banks to act as L/C Agent for the Banks obligated under this Letter of Credit. As L/C Agent, Wells Fargo Bank, National Association has full power of attorney from such Banks to act on their behalf hereunder to (i) execute and deliver this Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by you hereunder, (iii) determine whether such drafts, demands and documents are in compliance with the terms of this Letter of Credit, and (iv) notify the Banks and the Account Party that a valid drawing has been made and the date that the related payment under this Letter of Credit is to be made; provided, however, that the L/C Agent shall have no obligation or liability for any payment under this Letter of Credit (other than payment to you of such funds as have been made available to it by the Banks pursuant to your draw).
[This Letter of Credit expires on the Expiration Date, but will automatically renew without amendment for one year from the Expiration Date or any future expiration date (as applicable, the “New Expiration Date”) unless at least [30] [60] [90] days prior to such Expiration Date or New Expiration Date, the L/C Agent notifies you by registered mail or courier delivery that this Letter of Credit will not renew.]2
Only the Beneficiary may make drawings under the Letter of Credit, and this Letter of Credit is not transferable.

_____________________________
2 Insert if Account Party requests automatic renewal.

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[This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision) International Chamber of Commerce publication No. 600 (the “Uniform Customs”) and to the extent not inconsistent therewith, the laws of the State of New York. Notwithstanding Article 36 of the Uniform Customs, in the event that one or more of the occurrences specified in Article 36 of the Uniform Customs occurs, then the Banks hereby specifically agree that this Letter of Credit shall be extended so as not to expire during such interruption of business and shall extend for ten days after such resumption of business.]3

[This Letter of Credit is subject to and governed by the laws of the State of New York, and the International Standby Practices 98 (ISP98) (International Chamber of Commerce Publication No. 590). In the event of any conflict, the laws of the State of New York will control.]4

Signature        Title

Wells Fargo Bank, National Association
as L/C Agent and attorney-in fact for
the Banks set forth in Schedule 1
to this Syndicated Letter of Credit

_____________________________
3 Insert UCP 600 if required by an insurance regulator, otherwise ISP 98 should be used.
4 Insert UCP 600 if required by an insurance regulator, otherwise ISP 98 should be used.

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SCHEDULE 1

BANK	PERCENTAGE OBLIGATION

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EXHIBIT B-1

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 West W.T. Harris Blvd
Mailcode D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, Unum Group, a Delaware corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among the Borrower, certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(a) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Revolving Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(a) of the Credit Agreement:
(i)The aggregate principal amount of the Proposed Borrowing is $_______________.1
(ii)The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].2
(iii)[The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].]3
(iv)The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).4

_____________________________
1Amount of Proposed Borrowing must comply with Section 2.2(a)(i) of the Credit Agreement.
2Select the applicable Type of Loans.
3Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.
4Shall be a Business Day at least one Business Day after the date hereof unless delivered prior to 10:00 a.m., in which case the Proposed Borrowing may occur on the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof if delivered no later than 11:00 a.m. (in the case of LIBOR Loans).

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The Borrower hereby certifies that the following statements will be true on and as of the Borrowing Date:
A.Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such date);
B.No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing both immediately before and after giving effect to the Proposed Borrowing; and
C.After giving effect to the Proposed Borrowing (and to any concurrent repayment of Swingline Loans with proceeds of the Proposed Borrowing), the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Lenders, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Commitments.

[Signature appears on following page]

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Very truly yours,

UNUM GROUP

By:    _________________________________
Name:    _________________________________
Title:    _________________________________

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11885685v5

EXHIBIT B-2

NOTICE OF SWINGLINE BORROWING

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 West W.T. Harris Blvd
Mailcode D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Wells Fargo Bank, National Association,
as Swingline Lender
Duke Energy Center
550 South Tryon Street
Charlotte, NC 28202
Attention: [____________]

Ladies and Gentlemen:

The undersigned, Unum Group, a Delaware corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among the Borrower, certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(c) of the Credit Agreement, hereby gives you, as Administrative Agent and as Swingline Lender, irrevocable notice that the Borrower requests a Borrowing of a Swingline Loan under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(c) of the Credit Agreement:
(i)The principal amount of the Proposed Borrowing is $_______________.1
(ii)The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).2

_____________________________
1Amount of Proposed Borrowing must comply with Section 2.2(c) of the Credit Agreement.
2If submitted prior to 3:00 p.m., the Proposed Borrowing may occur on the same day; otherwise, the Proposed Borrowing will occur on the next Business Day.

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The Borrower hereby certifies that the following statements will be true on and as of the Borrowing Date:
A.Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such date);
B.No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing both immediately before and after giving effect to the Proposed Borrowing; and
C.After giving effect to the Proposed Borrowing, (x) the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Lenders, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Commitments and (y) the aggregate principal amount of Swingline Loans outstanding will not exceed the Swingline Commitment.

[Signature appears on following page]

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Very truly yours,

UNUM GROUP

By:    _________________________________
Name:    _________________________________
Title:    _________________________________

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EXHIBIT B-3

NOTICE OF CONVERSION/CONTINUATION

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 West W.T. Harris Blvd
Mailcode D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, Unum Group, a Delaware corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among the Borrower, certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.12(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.12(b) of the Credit Agreement:
(i)The Proposed [Conversion] [Continuation] is requested to be made on _______________.2
(ii)The Proposed [Conversion] [Continuation] involves $____________3 in aggregate principal amount of Revolving Loans made pursuant to a Borrowing on ____________,4 which Revolving Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].5

_____________________________
1Insert “conversion” or “continuation” throughout the notice, as applicable.
2Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans).
3Amount of Proposed Conversion or Continuation must comply with Section 2.12(b) of the Credit Agreement.
4Insert the applicable Borrowing Date for the Loans being converted or continued.
5Complete with the applicable bracketed language.

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(iii) [The initial Interest Period for the Revolving Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]
The Borrower hereby certifies that the following statement is true on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

[Signature appears on following page]

_____________________________
6Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

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Very truly yours,

UNUM GROUP

By:    _________________________________
Name:     _________________________________
Title:    _________________________________

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EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE
THIS CERTIFICATE is delivered pursuant to the Amended and Restated Credit Agreement, dated as of April 29, 2019 (the “Credit Agreement”), among Unum Group, a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.
The undersigned hereby certifies that:
1.[He][She] is a duly elected [chief executive officer][chief investment officer][chief financial officer][treasurer] of the Borrower.
2.Delivered with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [quarter] [year] then ended, required to be delivered under Section [5.1(a)][5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]17 and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the date and for the period covered thereby.
3.Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Article VI of the Credit Agreement as of the last day of and for the period covered by the financial statements delivered herewith.
4.As of the date of this Certificate, no Default or Event of Default has occurred and is continuing.

[Signature appears on following page]

_____________________________
17 Insert in the case of quarterly financial statements.

11885685v5

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

UNUM GROUP

By:    ___________________________________
Name:    ___________________________________
Title:    ___________________________________

[Signature Page to Compliance Certificate]
11885685v5

Date:
For the Fiscal Quarter/
Fiscal Year ended
               , 20

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

Maximum Consolidated Indebtedness to Total Capitalization
(Section 6.1 of the Credit Agreement)

(1) Consolidated Indebtedness as of the date of determination (but excluding any Hybrid Equity Securities18)		$
(2) Total Capitalization as of such date
(a) Consolidated Indebtedness as of such date (from Line 1 above)	$________
(b) Consolidated stockholders’ equity of the Borrower and its Subsidiaries determined in accordance with GAAP and as reflected on the consolidated financial statements of the Borrower and its Subsidiaries as of such date (excluding any accumulated other comprehensive income balance according to FASB Accounting Standards Codification 220, all amounts in respect of any change in the fair value of embedded derivatives associated with funds withheld or modified coinsurance arrangements, Disqualified Equity Interests and the amount of the capital associated with the non-recourse debt of the Securitization Subsidiary) as of the date of determination)
$________
(c) Hybrid Equity Securities as of such date	$________
(d) Sum of Line 2(a), Line 2(b) and Line 2(c)	$
(3) Consolidated Indebtedness to Total Capitalization as of the date of determination: Divide Line 1 by Line 2(d)		:
(4) Maximum Consolidated Indebtedness to Total Capitalization Ratio as of the date of determination		0.35 : 1.0

_____________________________
18 Consult definitions of "Hybrid Equity Securities" and "Consolidated Indebtedness" in Credit Agreement.

11885685v5

Date:
For the Fiscal Quarter/
Fiscal Year ended
               , 20

Minimum Consolidated Net Worth
(Section 6.2 of the Credit Agreement)

(1) Consolidated Net Worth as of the date of determination:	$
(2) Minimum Amount as of the date of determination:
(a) Base Amount	$5,959,200,000
(b) Consolidated Net Income per fiscal quarter (beginning with the fiscal quarter ending December 31, 2018, but only if a positive amount)	$
(c) Net Income Adjustment Multiply Line 2(b) by 0.25		$
(d) Aggregate net cash proceeds received from any issuance of Equity Interests of the Borrower or any of its Subsidiaries consummated on or after the Closing Date (excluding Equity Interests of a Subsidiary issued to the Borrower or another Subsidiary)
$
(e) Net Worth Adjustment Multiply Line 2(d) by 0.50		$
(f) Minimum Consolidated Net Worth as of the Date of Determination Add Line 2(a), Line 2(c) and Line 2(e)			$

11885685v5

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION
THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit, guarantees, and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:        ______________________________

Assignor [is] [is not] a Defaulting Bank.

2.    Assignee:        ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]19]

3.    Borrower:        Unum Group

4.    Administrative Agent:     Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement.

1
19 Select as applicable.

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5.    Credit Agreement:    Amended and Restated Credit Agreement, dated as April 29, 2019 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Unum Group, certain Lenders from time to time parties thereto (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent.

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans/Letter of Credit Exposure for all Lenders	Amount of Commitment/Loans/Letter of Credit Exposure Assigned[20]	Percentage Assigned of Commitment/ Loans/Letter of Credit Exposure[21]	CUSIP Number[22]
$	$	%

[7.    Trade Date:        ______________]23

8.    Effective Date:    ______________ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signatures appear on following page]

_____________________________

[20] Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[21] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/LC Advances of all Lenders thereunder.
[22] Insert if applicable.
23 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR:

[NAME OF ASSIGNOR]

By:    _________________________________
Name: _________________________________
Title:    _________________________________

ASSIGNEE:

[NAME OF ASSIGNEE]

By:    _________________________________
Name: _________________________________
Title:    _________________________________

[Consented to and]24 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Fronting Bank and Swingline Lender

By:    _________________________________
Name: _________________________________
Title:    _________________________________

[Consented to:]25

UNUM GROUP,
as Borrower

By:    _________________________________
Name: _________________________________
Title:    _________________________________

_____________________________

24 To be added only if the consent of the Administrative Agent, Fronting Bank or Swingline Lender is required by the terms of the Credit Agreement.
25 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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ANNEX 1 to Assignment and Assumption

Amended and Restated Credit Agreement, dated as of April 29, 2019, among Unum Group, as Borrower, certain Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”).

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) it is [not] a Defaulting Lender, and (v) the assignment satisfies all applicable conditions of Section 10.6(b) of the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents,

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and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

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EXHIBIT E

FORM OF FINANCIAL CONDITION CERTIFICATE
THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to the Amended and Restated Credit Agreement, dated as of April 29, 2019 (the “Credit Agreement”), among UNUM GROUP, a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.
The undersigned hereby certifies for and on behalf of the Borrower as follows:
1.    CAPACITY. THE UNDERSIGNED IS, AND AT ALL PERTINENT TIMES MENTIONED HEREIN HAS BEEN, THE DULY QUALIFIED AND ACTING CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, TREASURER OR OTHER OFFICER OF THE BORROWER DULY AUTHORIZED BY RESOLUTION OF ITS BOARD OF DIRECTORS TO ACT ON BEHALF OF THE BORROWER, AND IN SUCH CAPACITY HAS RESPONSIBILITY FOR THE MANAGEMENT OF THE BORROWER’S FINANCIAL AFFAIRS AND FOR THE PREPARATION OF THE BORROWER’S FINANCIAL STATEMENTS. THE UNDERSIGNED HAS, TOGETHER WITH OTHER OFFICERS OF THE BORROWER, ACTED ON BEHALF OF THE BORROWER IN CONNECTION WITH THE NEGOTIATION AND CONSUMMATION OF THE CREDIT AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY DESCRIBED THEREIN.
2.    PROCEDURES. FOR PURPOSES OF THIS CERTIFICATE, THE UNDERSIGNED HAS, AS OF OR PRIOR TO THE DATE HEREOF, UNDERTAKEN THE FOLLOWING ACTIVITIES IN CONNECTION HEREWITH:
2.1    THE UNDERSIGNED HAS CAREFULLY REVIEWED THE FOLLOWING:

(a)	the contents of this Certificate;

(b)	the Credit Agreement (including the exhibits and schedules thereto); and

(C)	THE AUDITED [AND UNAUDITED] FINANCIAL STATEMENTS OF THE BORROWER AND ITS SUBSIDIARIES REFERRED TO IN SECTION 4.12 OF THE CREDIT AGREEMENT.
3.    CERTIFICATIONS. BASED ON THE FOREGOING, THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

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3.1    AFTER GIVING EFFECT TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE CREDIT AGREEMENT, EACH OF THE BORROWER AND ITS SUBSIDIARIES IS SOLVENT.
3.2    AS USED IN THIS CERTIFICATE “SOLVENT” MEANS THAT:

(A)
AFTER GIVING EFFECT TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, EACH UNUM PARTY (I) HAS CAPITAL SUFFICIENT TO CARRY ON ITS BUSINESSES AS CONDUCTED AND AS PROPOSED TO BE CONDUCTED, (II) HAS ASSETS WITH A FAIR SALEABLE VALUE, DETERMINED ON A GOING CONCERN BASIS, WHICH ARE (Y) NOT LESS THAN THE AMOUNT REQUIRED TO PAY THE PROBABLE LIABILITY ON ITS EXISTING DEBTS AS THEY BECOME ABSOLUTE AND MATURED AND (Z) GREATER THAN THE TOTAL AMOUNT OF ITS LIABILITIES (INCLUDING IDENTIFIED CONTINGENT LIABILITIES, VALUED AT THE AMOUNT THAT CAN REASONABLY BE EXPECTED TO BECOME ABSOLUTE AND MATURED IN THEIR ORDINARY COURSE), AND (III) DOES NOT INTEND TO, AND DOES NOT BELIEVE THAT IT WILL, INCUR DEBTS OR LIABILITIES BEYOND ITS ABILITY TO PAY SUCH DEBTS AND LIABILITIES AS THEY MATURE IN THEIR ORDINARY COURSE.

(B)
AFTER GIVING EFFECT TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, THE ASSETS OF THE BORROWER AND ITS SUBSIDIARIES, TAKEN AS A WHOLE, DO NOT CONSTITUTE “UNREASONABLY SMALL CAPITAL” (WITHIN THE MEANING OF SECTION 548(A) OF THE BANKRUPTCY CODE, 11 U.S.C. SECTION 548(A)) FOR SUCH PERSONS TO CARRY ON THEIR BUSINESSES AS NOW CONDUCTED AND AS PROPOSED TO BE CONDUCTED, TAKING INTO ACCOUNT THE PARTICULAR CAPITAL REQUIREMENTS OF THE BUSINESSES CONDUCTED AND TO BE CONDUCTED BY THEM AND THE AVAILABILITY OF CAPITAL IN RESPECT THEREOF (WITH REFERENCE TO, WITHOUT LIMITATION, THE BORROWER’S AVAILABLE CREDIT CAPACITY).

[Signature appears on following page]

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Executed on behalf of the Borrower this ___ day of _________, ____.

UNUM GROUP

By:    ___________________________________
Name:    ___________________________________
Title:    ___________________________________

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EXHIBIT F

FORM OF LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Lender Joinder Agreement”) is made this ____ day of ___________, 20__, by __________________, a _________________ (the “New Lender”). Reference is made to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among Unum Group, a Delaware corporation (“Borrower”), the Lenders named therein, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
The New Lender hereby agrees as follows:
1.    Lender Joinder Agreement. Subject to the terms and conditions hereof and of the Credit Agreement, the New Lender hereby agrees to become a Lender under the Credit Agreement with a Commitment of _______________ Dollars ($__________). After giving effect to this Lender Joinder Agreement and the adjustments required under Section 2.21(e) of the Credit Agreement, the New Lender’s Commitment and the aggregate outstanding principal amounts of the Loans owing to the New Lender and Letter of Credit Exposure assigned to the New Lender will be as set forth in Item 4 of Annex I attached hereto. The New Lender agrees that all references in the Credit Documents to “Lender” or “Lenders” include the New Lender.

2.    New Lender Representations. The New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements of the Borrower delivered to the Administrative Agent pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Joinder Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf under the Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Administrative Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, and (vi) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto.

3.    Effective Date. Following the execution of this Lender Joinder Agreement by the New Lender, an executed original hereof, together with all attachments hereto, shall be delivered to the Administrative Agent. The effective date of this Lender Joinder Agreement (the “Effective Date”) shall be the date of execution hereof by the Borrower, the Administrative Agent and the New Lender. As of the Effective Date, the Lender shall be a party to the Credit Agreement and, to the

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extent provided in this Lender Joinder Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

4.    Governing Law. This Lender Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

5.    Entire Agreement. This Lender Joinder Agreement, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

6.    Successors and Assigns. This Lender Joinder Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

7.    Counterparts. This Lender Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties have caused this Lender Joinder Agreement to be executed by their duly authorized officers as of the date first above written.

[insert name of New Lender]

By:    ______________________________
Name: _____________________________
Title:    ______________________________

Accepted this ___ day of
_____________, _____:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    ______________________________
Name: _____________________________
Title:    ______________________________

Consented and agreed to:

UNUM GROUP

By:    _________________________________
Name: _________________________________
Title:    _________________________________

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ANNEX I

1.    Borrower: Unum Group

2.
Name and Date of Credit Agreement: Amended and Restated Credit Agreement, dated as of April 29, 2019 among Unum Group, certain Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.

3.    Date of Lender Joinder Agreement: ___________, _____

4.	Amounts (as of date of adjustment pursuant to Section 2.21(e) of the Credit Agreement):

Aggregate Amount of Commitment/Loans/ Letter of Credit Exposure for all Lenders	Amount of Commitment/Loans/ Letter of Credit Exposure Assigned	Percentage Assigned of Commitment/Loans/ Letter of Credit Exposure[26]
$	$	%

5.    Addresses for Payments and Notices:

New Lender:        For Funding/Notices:
__________________________
__________________________
__________________________
__________________________
__________________________
Telecopy: (___) ________
Reference

For Payments:
__________________________
__________________________
__________________________
__________________________
__________________________
Telecopy: (___) ________
Reference:

6.    Effective Date: _______________, ______ (in accordance with Section 3).

_____________________________

[26] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/Letter of Credit Exposure of all Lenders thereunder.

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EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among Unum Group, a Delaware corporation (the ‘Borrower”), the Lenders defined therein, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
Pursuant to the provisions of Section 2.18(g)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower , and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among Unum Group, a Delaware corporation (the ‘Borrower”), the Lenders defined therein, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
Pursuant to the provisions of Section 2.18(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among Unum Group, a Delaware corporation (the ‘Borrower”), the Lenders defined therein, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
Pursuant to the provisions of Section 2.18(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of April 29, 2019, among Unum Group, a Delaware corporation (the ‘Borrower”), the Lenders defined therein, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
Pursuant to the provisions of Section 2.18(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Schedule 4.5 - Licenses

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Alabama	Life, Health and Accident	1/01/1946	Perpetual
Alaska	Life, Disability, Annuities	5/14/1970	Perpetual
Arizona	Disability, Life	11/25/1964	Perpetual
Arkansas	Life and Disability	10/02/1956	Perpetual
California	Life and Disability	6/10/1968	Perpetual
Colorado	Ordinary Life, Group Life, Accident and Health, Annuity Contracts, Franchise - Accident & Health, Variable Contracts	6/17/1966	Perpetual
Connecticut	Accident and Health, Life Non-Participating	7/11/1972	*Annual *Expires May 1
Delaware	Life, Accident and Health	6/03/1957	Perpetual
District of Columbia	Group Accident and Health, Group Annuities (Fixed and Variable), Group Life, Individual Accident and Health, Individual Annuities (Fixed and Variable), Individual Life, and Life and Health	6/21/1961	*Annual *Expires April 30
Florida	Life, Group Life and Annuities, Accident and Health	10/04/1948	Perpetual
Georgia	Life, Accident and Sickness	12/03/1945	*Annual *Expires June 30
Hawaii	Disability, Life	1/22/1971	Perpetual
Idaho	Life, Disability	2/21/1963	Perpetual
Illinois	Life, Accident and Health	10/23/1962	*Annual *Expires July 1
Indiana	Life, Annuities, Accident, Health	5/29/1957	Perpetual
Iowa
Accident only (individual), Accident and Health (individual), Hospital and medical expense (Individual), Group Accident and Health, Non-cancellable Accident and Health, Life, includes credit life, variable life, annuities, variable annuities and group
		6/25/1959	*Annual *Expires June 1
Kansas	Life, Accident and Health	7/02/1965	Perpetual
Kentucky	Life and Health	7/01/1948	Perpetual
Louisiana	Annuities, Health and Accident, Life	11/13/1956	Perpetual
Maine	Life (Including Credit Life), Health (Including Credit Health)	3/10/1970	Perpetual

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COLONIAL LIFE & ACCIDENT INSURANCE COMPANY - CONTINUED

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Maryland	Health, Life including Annuities & Health (except Variable Life & Variable Annuities)	4/08/1957	*Annual *Expires June 30
Massachusetts	Life-All Kinds, Accident-All Kinds, Health-All Kinds	7/01/1971	Annual *Expires June 30
Michigan	Life & Annuities, Disability	2/13/1964	Perpetual
Minnesota	Life, Accident and Health	4/23/1963	Perpetual
Mississippi	Accident & Health, Life	9/07/1949	*Annual *Expires December 31
Missouri	Life, Annuities & Endowments, Accident and Health	3/01/1949	Perpetual
Montana	Life and Disability	12/17/1962	Perpetual
Nebraska	Life, Sickness and Accident	12/31/1958	*Annual *Expires April 30
Nevada	Life, Accident and Health	12/12/1962	Perpetual
New Hampshire	Accident and Health, Life	11/26/1973	*Annual *Expires June 14
New Jersey	Life, Health, Annuities	3/16/1960	*Annual *Expires May 1
New Mexico	Life, Health	8/20/1963	Perpetual
New York	NOT QUALIFIED
North Carolina	Life including Industrial Sick Benefit Insurance, Annuities (excluding Variable Annuities), Accident and Health including Hospitalization (Cancelable and Non-Cancelable)	12/30/1944	Perpetual
North Dakota	Accident & Health, Life & Annuity, Credit Life & Health	11/01/1965	Perpetual
Ohio	Accident & Health, Annuities, Life, Variable Authority	6/28/1966	*Annual *Expires April 1
Oklahoma	Life, Accident & Health	7/31/1958	Perpetual
Oregon	Life, Health	1/11/1963	Perpetual
Pennsylvania	Accident and Health, Life and Annuities	8/02/1950	*Annual *Expires March 31
Rhode Island	Life, Accident & Health	10/21/1971	Perpetual
South Carolina STATE OF DOMICILE	Life, Accident/Health	4/01/1939	Perpetual
South Dakota	Life, Health	12/18/1962	Perpetual

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COLONIAL LIFE & ACCIDENT INSURANCE COMPANY - CONTINUED

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Tennessee	Life, Disability (Accident and Health)	5/01/1951	Perpetual
Texas	Life, Accident and Health	6/17/1959	Perpetual
Utah	Life, Disability	10/22/1964	Perpetual
Vermont	Accident & Health, Life & Annuities, Variable Life & Annuities	6/03/1963	Perpetual
Virginia	Accident and Sickness, Annuities, Life	7/02/1952	*Annual *Expires June 30
Washington	Life, Disability	1/29/1963	Perpetual
West Virginia	Accident & Sickness, Life	8/01/1957	*Annual *Expires May 31
Wisconsin	Life & Annuities (Non-participating), Disability	10/25/1963	Perpetual
Wyoming	Life, Annuities and Disability	7/16/1963	Perpetual

INTERNATIONAL	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Puerto Rico	Life, Disability	11/09/1971	*Annual *Expires June 30

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FIRST UNUM LIFE INSURANCE COMPANY

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
New York STATE OF DOMICILE	Life, Annuities, Accident and Health	10/15/1959	Perpetual

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PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Alabama	Life, Disability, Annuities	1/01/1985	Perpetual
Alaska	Life, Annuities, Disability	6/30/1970	Perpetual
Arizona	Disability, Life	5/11/1950	Perpetual
Arkansas	Life, Disability, Variable Contracts	5/01/1960	Perpetual
California	Life and Disability	6/11/1928	Perpetual
Colorado	Ordinary Life, Group Life, Accident and Health, Annuity Contracts, Credit Life, Credit Accident and Health, Franchise – Life, Franchise – Accident and Health	8/14/1928	Perpetual
Connecticut	Accident and Health, Life Non-Participating	10/16/1952	*Annual *Expires May 1
Delaware	Life and Health	6/20/1950	Perpetual
District of Columbia	Group Accident and Health, Group Annuities (Fixed and Variable), Group Life, Individual Accident and Health, Individual Annuities (Fixed and Variable), Individual Life, Life and Health	1/03/1980	*Annual *Expires April 30
Florida	Life, Group Life and Annuities, Credit Life/Health, Credit Disability, Accident and Health	9/24/1915	Perpetual
Georgia	Life, Accident, and Sickness (including Variable Annuity)	1/01/1910	*Annual *Expires June 30
Hawaii	Accident and Health or Sickness, Life	4/23/1971	Perpetual
Idaho	Life, Disability	1/01/1928	Perpetual
Illinois	Life, Accident and Health	1/10/1910	*Annual *Expires July 1
Indiana	Life, Annuities, Accident and Health	1/07/1916	Perpetual
Iowa	Accident only (Individual), Accident and Health (Individual), Hospital and Medical Expense (Individual), Group Accident and Health, Non-Cancellable Accident and Health, Life (includes credit life, variable life, annuities, variable annuities and group)	1926	*Annual *Expires June 1
Kansas	Life, Accident and Health	5/02/1930	Perpetual
Kentucky	Life (including Annuities), Health	5/16/1916	Perpetual
Louisiana	Health and Accident, Life	2/13/1917	Perpetual

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PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY - CONTINUED

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Maine	Life (including Credit Life), Health (including Credit Health)	4/17/1946	Perpetual
Maryland	Health, Life (including Annuities and Health [except Variable Life & Variable Annuities])	8/08/1922	*Annual *Expires June 30
Massachusetts	Accident-All Kinds, Health-All Kinds, Life-All Kinds	12/31/1947	Annual *Expires June 30
Michigan	Life & Annuities, Disability	1926	Perpetual
Minnesota	Life, Accident and Health	6/01/1926	Perpetual
Mississippi	Life, Accident and Health	1917	*Annual *Expires December 31
Missouri	Life, annuities and endowments, Accident and Health	1917	Perpetual
Montana	Life and Disability	1926	Perpetual
Nebraska	Life, Sickness and Accident	8/19/1928	*Annual *Expires April 30
Nevada	Life, Health	5/08/1950	Perpetual
New Hampshire	Life, Accident and Health	2/06/1953	*Annual *Expires June 14
New Jersey	Life, Health, Annuities	3/06/1945	*Annual *Expires May 1
New Mexico	Accident and Health, Life and Annuities	1931	Perpetual
New York	NOT QUALIFIED
North Carolina	Life (including Industrial Sick Benefit), Annuities (excluding Variable Annuities), Accident and Health (including Hospitalization [Cancelable and Non-cancelable])	3/10/1911	Perpetual
North Dakota	Life and Annuity, Accident and Health	1928	Perpetual
Ohio	Accident & Health, Annuities, Life, Variable Authority	1913	*Annual *Expires April 1
Oklahoma	Life, Accident and Health	1924	Perpetual
Oregon	Life, Health	5/29/1926	Perpetual
Pennsylvania	Accident and Health, Life and Annuities	1913	*Annual *Expires March 31

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PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY - CONTINUED

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Rhode Island	Life, Annuities, Accident and Health	5/31/1950	Perpetual
South Carolina	Life, Accident and Health	4/01/1912	Perpetual
South Dakota	Life, Health	3/28/1944	Perpetual
Tennessee STATE OF DOMICILE	Life, Disability (Accident and Health), Credit	5/24/1887	Perpetual
Texas	Life, Accident, Health	8/06/1915	Perpetual
Utah	Life, Disability	5/22/1950	Perpetual
Vermont	Accident and Health, Life and Annuities, Variable Life and Annuities	6/20/1952	Perpetual
Virginia	Life, Credit Life, Annuities, Accident and Sickness, Credit Accident and Sickness	3/08/1910	*Annual *Expires June 30
Washington	Life, Disability	6/08/1926	Perpetual
West Virginia	Life, Accident and Sickness	3/01/1914	*Annual *Expires May 31
Wisconsin	Life (Non-Participating), Disability	10/14/1926	Perpetual
Wyoming	Life, Disability	6/02/1950	Perpetual

INTERNATIONAL	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Puerto Rico	Life, Disability	10/25/1972	*Annual *Expires June 30

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UNUM LIFE INSURANCE COMPANY OF AMERICA

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Alabama	Life, Disability and Annuities	11/24/1970	Perpetual
Alaska	Life, Disability, Annuities, Variable Products (Limited to Variable Annuities)	08/30/1967	Perpetual
Arizona	Life and Disability	08/08/1973	Perpetual
Arkansas	Life and Disability (Amended to include Variable Contracts on 01/30/1992)	09/17/1974	Perpetual
California	Life and Disability (Amended to include Variable Annuities on 01/21/1993)	04/07/1970	Perpetual
Colorado	Ordinary, Group Life, Accident and Health, Annuity Contracts, Variable Annuities	12/26/1969	Perpetual
Connecticut	Accident and Health, Life Non-Participating, Variable Annuities	07/24/1975	*Annual *Expires May 1
Delaware	Life, including Annuities and Health (Amended to include Variable Annuities on 02/12/1992)	06/09/1970	Perpetual
District of Columbia	Group Accident and Health, Group Annuities (Fixed and Variable), Group Life, Individual Accident and Health, Individual Annuities (Fixed and Variable), Individual Life, Life and Health, Variable Life	03/20/1970	*Annual *Expires April 30
Florida	Life (added 06/01/1990), Group Life and Annuities (added 06/01/1990), Variable Annuities (added 05/25/1993), Accident and Health (added 06/01/1990)	10/29/1970	Perpetual
Georgia	Life, Accident, and Sickness (including Variable Annuity)	02/23/1972	*Annual *Expires June 30
Hawaii	Accident and Health or Sickness Life	12/28/1970	Perpetual
Idaho	Life, Disability and variable contracts (added 02/20/1992)	06/18/1970	Perpetual
Illinois	Life, Accident and Health - Class 1(a), (b)	04/07/1970	*Annual *Expires July 1
Indiana	Life & Annuities, Accident & Health, Variable Life & Annuities (Segregated Amounts), Class I (a), (b), (c)	11/17/1969	Perpetual
Iowa
Accident only (Individual), Accident and Health (Individual), Hospital and Medical Expense (Individual), Group Accident and Health, Non-cancellable Accident and Health, Life (includes Credit Life, Variable Life, Annuities, Variable Annuities, Group)
		06/29/1971	*Annual *Expires June 1

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UNUM LIFE INSURANCE COMPANY OF AMERICA - CONTINUED

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Kansas	Life, Accident and Health	12/23/1971	Perpetual
Kentucky	Life (including Annuities) and Health	11/18/1971	Perpetual
Louisiana	Health and Accident, Life	06/14/1968	Perpetual
Maine STATE OF DOMICILE	Life (including Credit Life), Health (including Credit Health), Variable Annuity, Workers Compensation, Aircraft (All Perils)	08/24/1966	Perpetual
Maryland	Variable Annuities, Health, Life including Annuities and Health (except Variable Life & Variable Annuities)	08/20/1975	*Annual *Expires June 30
Massachusetts	Life-All Kinds, Variable Annuity Authorization, Accident-All Kinds, Health-All Kinds	07/08/1974	Annual *Expires June 30
Michigan	Life & Annuities, Disability, Separate Account-Variable Annuities	03/31/1970	Perpetual
Minnesota	Life including Variable Contracts, Accident and Health	04/22/1970	Perpetual
Mississippi	Life, Accident & Health, Variable Contracts	12/01/1970	*Annual *Expires December 31
Missouri	Life, annuities and endowments, Accident and Health	09/02/1974	Perpetual
Montana	Life, Disability, including variable authority for Annuity Contracts	12/04/1967	Perpetual
Nebraska	Life, Variable Annuities, Sickness and Accident	09/07/1973	*Annual *Expires April 30
Nevada	Life, Health, Variable Annuities	06/11/1968	Perpetual
New Hampshire	Life, Accident and Health, Variable Products (Note: There are two COA’s, one for Life, Accident and Health, and one for Variable Products)	05/29/1967	*Annual *Expires June 14
New Jersey	Life, Health, Annuities, Variable Contracts, Non-Participating insurance only	01/28/1977	*Annual *Expires May 1
New Mexico	Accident and Health, Life and Annuities, Variable life and Annuity	08/15/1968	Perpetual
New York	NOT QUALIFIED
North Carolina	Life including Industrial Sick Benefit Insurance, Annuities, Variable Annuities, Accident and Health including Hospitalization (Cancellable and Non-Cancellable)	10/13/1970	Perpetual

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UNUM LIFE INSURANCE COMPANY OF AMERICA - CONTINUED

STATE	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
North Dakota	Life and Annuity, Credit Life and Health, Accident and Health, Variable Annuities and Life	06/15/1970	Perpetual
Ohio	Accident & Health, Annuities, Life, Variable Authority	05/22/1969	*Annual *Expires April 1
Oklahoma	Life, Accident and Health, Variable (added 04/30/2002)	08/19/1971	Perpetual
Oregon	Life, Health, Variable Products (added 12/20/1991)	07/15/1971	Perpetual
Pennsylvania	Accident and Health, Life and Annuities, Variable Annuities (Separate Account)	01/21/1972	*Annual *Expires March 31
Rhode Island	Life, Accident and Health, Annuities and Variable Annuities (added 01/13/1992)	06/08/1970	Perpetual
South Carolina	Life, Variable Annuity, Accident and Health	12/08/1970	Perpetual
South Dakota	Life, Health, Variable Annuities (added 01/02/1992)	05/25/1970	Perpetual
Tennessee	Life, Accident and Health, Variable Contracts	05/10/1972	Perpetual
Texas	Life, Accident, Health and Variable Annuity (added 12/27/1991)	12/16/1974	Perpetual
Utah	Life, Annuity, Variable Life/Annuity, Disability	01/16/1969	Perpetual
Vermont	Accident and Health – Life & Health, Life and Annuities – Life & Health Company, Variable Life and Annuities – Life & Health	03/05/1970	Perpetual
Virginia	Accident and Sickness, Annuities, Credit Accident and Sickness, Credit Life, Life, Variable Annuities	06/29/1970	*Annual *Expires June 30
Washington	Life, Disability, Variable Life and Annuity (added 02/21/1992)	08/30/1971	Perpetual
West Virginia	Accident and Sickness, Life	12/28/1970	*Annual *Expires May 31
Wisconsin	Life and Annuities (Non-Participating), Variable Life and Annuities, Life Disability	04/19/1971	Perpetual
Wyoming	Life, Disability, Variable Contracts	09/10/1970	Perpetual

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UNUM LIFE INSURANCE COMPANY OF AMERICA - CONTINUED

INTERNATIONAL	LINES OF BUSINESS	DATE QUALIFIED	RENEWAL TYPE
Argentina	Reinsurer only	08/20/2013	Perpetual
Bermuda	Class 3 Insurer, Long-Term	07/03/1996	Perpetual
Canada	NOT QUALIFIED
England and Wales	1,2 & 16 all classes Restricted to reinsurance only	10/27/1995
Guam	Accident and Health, Life	12/28/1999	*Annual *Expires July 1
Puerto Rico	Life, Disability		*Annual *Expires June 30

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Schedule 4.8 - Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Persons Holding Equity Interests and Percentage Ownership
Colonial Life & Accident Insurance Company	South Carolina	Unum Group – 100%
First Unum Life Insurance Company	New York	Unum Group – 100%
Provident Life and Accident Insurance Company	Tennessee	Unum Group – 85.9% The Paul Revere Life Insurance Company – 10.1% Unum Life Insurance Company of America – 4.0%
Unum Life Insurance Company of America	Maine	Unum Group – 100%
Unum Limited	England and Wales	Unum European Holding Company Limited – 72% UnumProvident Finance Company Limited – 28%

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Schedule 7.2 - Indebtedness

None.

1
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Schedule 7.3 -Liens

None.

1
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